EXHIBIT 99.2


                    PROXY STATEMENT AND FORM OF PROXY TO BE
                         FURNISHED TO THE ASSOCIATION'S
                                ACCOUNT HOLDERS

                                  FORM OF PROXY


                                 REVOCABLE PROXY


                      FIRST ROBINSON SAVINGS AND LOAN, F.A.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST ROBINSON SAVINGS AND LOAN, F.A.

         The undersigned member of First Robinson Savings and Loan, F.A. (the "Association") hereby appoints the Board of Directors of the Association as proxies to cast all votes which the undersigned member is entitled to cast at a Special Meeting of Members to be held at the main office of the Association, located at 501 East Main Street, Robinson, Illinois, at the hour and date stated in the Proxy Statement, and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

         to vote FOR or AGAINST the adoption of the Plan of Conversion providing for the conversion of the Association from a federally chartered mutual savings association to a federally chartered stock savings association as a wholly owned subsidiary of First Robinson Financial Corporation, a newly organized Delaware corporation formed by the Association for the purpose of becoming the holding company for the Association, the subsequent conversion of the Association to a national bank under the name First Robinson Savings Bank, National Association" and the related transactions provided for in such Plan of Conversion, including the adoption of an amended Federal Stock Charter and Bylaws for the Association and the adoption of the Articles of Association and Bylaws for First Robinson Savings Bank, National Association, pursuant to the laws of the United States and the Rules and Regulations administered by the Office of Thrift Supervision and the Office of the Comptroller of the Currency.

         This proxy will be voted as directed by the undersigned member. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION. In addition, this proxy will be voted at the discretion of the Board of Directors upon any other matter as may properly come before the Special Meeting.

         The undersigned member may revoke this proxy at any time before it is voted by delivering to the Secretary of the Association either by a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned member hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

             (IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE)

                      FIRST ROBINSON SAVINGS AND LOAN, F.A.



Please Mark Votes Below

Approval of the Plan of Conversion
          ___                         ___
FOR      |___|        AGAINST        |___|


DATE ___________________, 1997



                                                         X______________________


                                                         X______________________


                                                         IMPORTANT:  Please sign
                                                         your name exactly as it
                                                         appears on this  proxy.
                                                         Joint   accounts   need
                                                         only   one   signature.
                                                         When   signing   as  an
                                                         attorney,
                                                         administrator,   agent,
                                                         corporation,   officer,
                                                         executor,   trustee  or
                                                         guardian,  etc., please
                                                         add your full  title to
                                                         your signature.


NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                      FIRST ROBINSON SAVINGS AND LOAN, F.A.

                              501 East Main Street
                            Robinson, Illinois 62454
                                 (618) 544-8621

                      ____________________________________

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                      ____________________________________


             Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of First Robinson Savings and Loan, F.A. (the "Association"), will be held at the main office of the Association located at 501 East Main Street, Robinson, Illinois 62454 on ________, 1997 at _:__ _.m., Robinson, Illinois time. The purpose of this Special Meeting is to consider and vote upon:

         A Plan of Conversion providing for the conversion of the association from a federally chartered mutual savings association to a federally chartered stock savings association as a wholly-owned subsidiary of First Robinson Financial Corporation, a newly organized Delaware corporation formed by the Association for the purpose of becoming the holding company for the Association, the subsequent conversion of the Association to a national bank under the name "First Robinson Savings Bank, National Association" and the related transactions provided for in such Plan, including the adoption of an amended Federal Stock Charter and Bylaws for the Association and the adoption of the Articles of Association and Bylaws for First Robinson Savings Bank, National Association, pursuant to the laws of the United States and the Rules and Regulations administered by the Office of Thrift Supervision and the Office of the Comptroller of the Currency; and

such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any such other business.

         The members who shall be entitled to notice of and to vote at the Special Meeting and any adjournment thereof are depositors and certain borrowers of the Association at the close of business on _________, 1997 who continue to be members as of the date of the Special Meeting. In the event there are not sufficient votes for approval of the Plan of Conversion at the time of the Special Meeting, the Special Meeting may be adjourned from time to time in order to permit further solicitation of proxies.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Rick L. Catt
                                      Director, President and
                                        Chief Executive Officer

Robinson, Illinois
_________, 1997

________________________________________________________________________________

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
            FOR APPROVAL OF THE PLAN OF CONVERSION BY COMPLETING THE
              ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED
                   POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.
                          YOUR VOTE IS VERY IMPORTANT.
________________________________________________________________________________

                         SUMMARY OF PROPOSED CONVERSION


         This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in the remainder of this Proxy Statement and the accompanying Prospectus.

         Under its present "mutual" form of organization, the Association has no stockholders. Its deposit account holders and certain borrowers are members of the Association and have voting rights in that capacity. In the unlikely event of liquidation, the Association's deposit account holders would have the sole right to receive any assets of the Association remaining after payment of its liabilities (including the claims of all deposit account holders to the withdrawal value of their deposits). Under the Plan of Conversion (the "Plan of Conversion") to be voted on at the Special Meeting, the Association would be converted into a federally chartered savings association organized in stock form (the "Converted Association"), and all of the Association's common stock would be sold concurrently to the Holding Company (the "Stock Conversion"). Subsequently, the Association will convert from a federally chartered stock savings association to a national bank (the "Bank Conversion") under the name "First Robinson Savings Bank, National Association." The Holding Company will offer and sell its common stock (the "Common Stock") in an offering (1) to depositors with an account balance of $50 or more on October 31, 1995 ("Eligible Account Holders"), (2) tax-qualified employee plans of the Association and the Holding Company ("Tax-Qualified Employee Plans"), (3) depositors of the Association with an account balance of $50 or more as of March 31, 1997 ("Supplemental Eligible Account Holders"), (4) members of the Association as of ________, 1997, other then Eligible or Supplemental Eligible Account Holders and certain borrowers as of both March 20, 1990 and ________, 1997 ("Other Members") and (5) directors, officers and employees of the Association on a priority basis (the "Subscription Offering"). Notwithstanding the foregoing, to the extent orders for shares exceed the maximum of the appraisal range, Tax-Qualified Employee Plans shall be afforded a first priority to purchase shares sold above the maximum of the appraisal range. It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Stock Conversion.

         Following with the Subscription Offering, to the extent the Common Stock is not all sold to the persons in the foregoing categories, the Holding Company will offer Common Stock to members of the general public ("Other Subscribers") to whom a prospectus (the "Prospectus") has been delivered ("the Community Offering"). The Subscription Offering and the Community Offering are referred to collectively as the "Subscription and Community Offering." Voting and liquidation rights with respect to the Association would thereafter be held by the Holding Company, except to the limited extent of the liquidation account (the "Liquidation Account") that will be established for the benefit of Eligible and Supplemental Eligible Account Holders of the Association and voting and liquidation rights in the Holding Company would be held only by those persons who become stockholders of the Holding Company through purchase of shares of its Common Stock. See "Description of the Plan of Conversion - Principal Effects of Conversion - Liquidation Rights of Depositor Members."

         THE CONVERSION WILL NOT AFFECT THE BALANCE, INTEREST RATE OR FEDERAL INSURANCE PROTECTION OF ANY SAVINGS DEPOSIT, AND NO PERSON WILL BE OBLIGATED TO PURCHASE ANY STOCK IN THE STOCK CONVERSION.

Business Purposes The net proceeds from the sale of Common Stock in the Stock for Conversion Conversion will substantially increase the Association's capital, which will increase the amount of  funds  available for lending and investment,  and support current  operations and the continued growth of the Association's business.  The holding  company structure will provide greater  flexibility than the Association alone would have for diversification of business  activities  and geographic operations.  Management
                    believes   that   this  increased   capital  and   operating
                    flexibility  will  enable  the  Association  to compete more effectively  with other savings institutions and other types
                    of   financial   service  organizations.    Management  also
                    believes   that  the  Conversion  will  enhance  the  future
                    access of the Holding Company and the Converted Association and the National Bank to the capital markets.

                    The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the Office of the Comptroller of the Currency ("OCC") and the Office of Thrift Supervision ("OTS") to complete the conversion of the Converted Association to a national bank, including without limitation the approval of the Bank Conversion by the Holding Company, as the sole stockholder of the Converted Association, and the Converted Association will thereby be and become the National Bank. The Bank Conversion shall be consummated as soon as practicable following the consummation of the Stock Conversion.

Subscription and As part of the Stock Conversion, Common Stock is being Community Offering offered for sale in the Subscription Offering, in the
                    priorities   summarized  below,  to  the  Association's  (1)
                    Eligible Account Holders, (2) Tax-Qualified  Employee Plans,
                    (3) Supplemental Eligible Account Holders (4) Other Members, and (5) employees, officers and directors. In addition, in the Community Offering, Other Subscribers may purchase
                    Common Stock to the extent shares are available after satisfaction of subscriptions in the Subscription Offering.

Subscription        Each Eligible Account Holder has been given non-transferable
Rights of Eligible rights to subscribe for the greater of $65,000 of Common Account Holders Stock, one-tenth of one percent of the total number of shares offered in the Subscription and Community Offering or 15 times the product (rounded down to the whole next number) obtained by multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of qualifying deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date.

Subscription        The  Association's  Tax-Qualified  Employee  Plans have been
Rights of Tax-      given non-transferable rights to subscribe, individually and
Qualified           in the  aggregate,  for up to 10%  of the  total  number  of
Employee            shares sold in the Stock  Conversion  after  satisfaction of
Plan                subscriptions of Eligible  Account Holders.  Notwithstanding the foregoing, to the extent orders for shares exceed the maximum of the appraisal range, Tax-Qualified Employee Plans shall be afforded a first priority to purchase shares sold above the maximum of the appraisal range. It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Stock Conversion.

Subscription Rights After satisfaction of subscriptions of Eligible Account of Supplemental Holders and Tax-Qualified Employee Plans, each Supplemental Eligible Account Eligible Account Holder (other than directors and officers
Holders             of the Association) has been given  non-transferable  rights to  subscribe  for the  greater of $65,000 of Common  Stock, one-tenth  of one  percent  of the  total  number  of shares offered  in the Stock  Conversion  or 15 times  the  product
                    (rounded  down  to  the  whole  next  number)   obtained  by
                    multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of qualifying deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date. The subscription rights of each Supplemental Eligible Account Holder shall be reduced to the extent of such person's subscription rights as an Eligible
                    Account Holder.

Subscription        Each Other Member has been given non-transferable  rights to
Rights of Other     subscribe  for up to $65,000 of Common Stock or one-tenth of
Members             one  percent  of the total  number of shares  offered in the
                    Stock Conversion after satisfaction of the subscriptions of the Association's Eligible Account Holders, Tax-Qualified
                    Employee Plans and Supplemental Eligible Account Holders.

Subscription        Each  individual  employee,  officer  and  director  of  the
Rights of           Association  has been given the right to subscribe for up to
Association         $65,000  of  Common   Stock   after   satisfaction   of  the
Personnel           subscriptions  of Eligible  Account  Holders,  Tax-Qualified
                    Employee Plans,  Supplemental  Eligible  Account Holders and
                    Other Members. Total shares subscribed for by the employees, officers and directors in this category may not exceed 25% of the total shares offered in the Conversion.


Purchase            No person,  together with associates,  and persons acting in
Limitations         concert,  may  purchase  more than  $100,000 of Common Stock offered  in the  Stock  Conversion  based  on the  Estimated
                    Valuation Range (as calculated without giving effect to any increase in such range subsequent to the date hereof). The aggregate purchases of directors and executive officers and their associates may not exceed 34% of the total number of shares offered in the Stock Conversion. These purchase limitations do not apply to the Association's Tax-Qualified
                    Employee Plans.


Expiration Date of  All  subscriptions for Common Stock must be received by _:__
Subscription and    _.m., Robinson, Illinois time on ________, 1997.
Community
Offerings


How to Subscribe    For  information  on how to subscribe for Common Stock being
for Shares          offered in the Stock Conversion,  please read the Prospectus and the stock order form and instructions accompanying this Proxy Statement. Subscriptions will not become effective until the Plan of Conversion has been approved by the Association's members and all of the Common Stock offered in the Stock Conversion has been subscribed for or sold in the Subscription and Community Offering or through such other means as may be approved by the OTS.


Price of Common     All sales of Common Stock in the  Subscription and Community
Stock               Offering  will be made at the same price per share  which is currently expected to be $10.00 per share on the basis of an independent appraisal of the pro forma market value of the Association and the Holding Company upon Conversion. On the basis of a preliminary appraisal by Ferguson & Company, LLP which has been reviewed by the OTS, a minimum of 552,500 and a maximum of 747,500 shares will be offered in the Stock
                    Conversion. See "The Conversion - Stock Pricing and Number of Shares to be Issued" in the Prospectus.


Tax Consequences    The  Association  has  received an opinion  from its special counsel,  Silver,  Freedman & Taff, L.L.P., stating that the
                    Stock  Conversion  is  a  nontaxable   reorganization  under
                    Section  368(a)(1)(F)  of the  Internal  Revenue  Code.  The
                    Association has also received an opinion from Larsson, Woodyard & Henson, LLP stating that the Stock Conversion will not be a taxable transaction for Illinois income tax purposes.


Required  Vote      Approval  of  the  Plan  of  Conversion   will  require  the
                    affirmative vote of a majority of all votes eligible to be cast at the Special Meeting.


                  YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR
                             THE PLAN OF CONVERSION

                      FIRST ROBINSON SAVINGS AND LOAN, F.A.

                                 PROXY STATEMENT

             SPECIAL MEETING OF MEMBERS TO BE HELD ON ________, 1997

                               PURPOSE OF MEETING

         This Proxy Statement is being furnished to you in connection with the solicitation on behalf of the Board of Directors of First Robinson Savings and Loan, F.A. (the "Association") of the proxies to be voted at the Special Meeting of Members (the "Special Meeting") of the Association to be held at the Association's main office located at 501 East Main Street, Robinson, Illinois, on ________, 1997 at _:__ _.m. Robinson, Illinois time, and at any adjournments thereof. The Special Meeting is being held for the purpose of considering and voting upon a Plan of Conversion under which the Association would be converted from its present mutual form of organization into a federally chartered savings association organized in stock form (the "Converted Association"), the concurrent sale of all the common stock of the stock savings association to First Robinson Financial Corporation (the "Holding Company"), a Delaware corporation, the sale by the Holding Company of shares of its common stock (the "Common Stock"), and the subsequent conversion of the association to a national bank under the name "First Robinson Savings Bank, National Association" (the "National Bank") and such other business as may properly come before the meeting and any adjournment thereof.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS


         THE BOARD OF DIRECTORS OF THE ASSOCIATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.

         The Association is currently organized in "mutual" rather than "stock" form, meaning that it has no stockholders and no authority under its federal mutual charter to issue capital stock. The Association's Board of Directors has adopted the Plan of Conversion providing for the Conversion. The sale of Common Stock of the Holding Company, which was recently formed to become the holding company of the Association, will substantially increase the Association's net worth. The Holding Company will exchange approximately 50% of the net proceeds from the sale of the Common Stock for the common stock of the Association to be issued upon Stock Conversion. The Holding Company expects to retain the balance of the net proceeds, as its initial capitalization of which the Holding Company intends to lend funds to the ESOP to fund its purchase of Common Stock. The net proceeds from the sale of Common Stock in the Stock Conversion will substantially increase the Association's capital, which will increase the amount of funds available for lending and investment, and support current operations and the continued growth of the Association's business. The holding company structure will provide greater flexibility than the Association alone would have for diversification of business activities and geographic operations. Management believes that this increased capital and operating flexibility will enable the Association to compete more effectively with other savings institutions and other types of financial service organizations. The Board of Directors of the Association also believes that the Conversion and the use of a holding company structure will enhance the Converted Association's and the National Bank's ability to expand through possible mergers and acquisitions (although no such transactions are contemplated at this time) and will facilitate its future access to the capital markets.

         The Board of Directors of the Association believes that the Stock Conversion will further benefit the Association by enabling it to attract and retain key personnel through prudent use of stock-related incentive compensation and benefit plans.

         Voting in favor of the Plan of Conversion will not obligate any person to purchase any Common Stock.

         THE OFFICE OF THRIFT SUPERVISION ("OTS") HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF THE ASSOCIATION'S MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE OTS.

                      FIRST ROBINSON SAVINGS AND LOAN, F.A.


         The Association is a federally chartered mutual savings and loan association headquartered in Robinson, Illinois. Its deposits are insured up to the maximum allowable amount by the SAIF of the FDIC. The Association serves primarily Crawford County, Illinois. At December 31, 1997, the Association had total assets of $67.5 million, deposits of $59.6 million and equity capital of $4.7 million.

         The Association has been, and intends to continue to be, a locally-owned community-oriented financial institution offering selected financial services to meet the needs of the communities it serves. The Association attracts deposits from the general public and uses such deposits, together with other funds, to originate primarily one- to four-family residential mortgage loans. The Association also originates consumer loans, commercial business and commercial real estate loans, and multi-family and construction loans.


                      FIRST ROBINSON FINANCIAL CORPORATION


         First Robinson Financial Corporation was incorporated under the laws of the State of Delaware in March 1997 at the direction of the Board of Directors of the Association for the purpose of serving as a savings and loan holding company of the Converted Association upon the acquisition of all of the capital stock issued by the Converted Association in the Stock Conversion, and then as a bank holding company of the National Bank following the Bank Conversion. The Holding Company has received approval from the OTS to acquire control of the Converted Association, subject to satisfaction of certain conditions. The Holding Company has applied to the FRB for approval to retain control of the National Bank following the Bank Conversion. Such approval has not been obtained as of the date of this Prospectus, and there can be no assurance that such approval will be obtained. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion." Prior to the Conversion, the Holding Company has not engaged and will not engage in any material operations. Upon consummation of the Conversion, the Holding Company will have no significant assets other than the outstanding capital stock of the Converted Association (and the National Bank following the Bank Conversion), approximately 50% of the net proceeds from the Stock Conversion (less the amount to fund the ESOP) and a note evidencing its loan to fund the employee stock ownership plan. Upon consummation of the Conversion, the Holding Company's principal business will be overseeing the business of the National Bank and investing the portion of the net Stock Conversion proceeds retained by it, and, assuming the requisite Federal Reserve Board ("FRB") approval is obtained, the Holding Company will register with the FRB as a bank holding company under the Bank Holding Company Act.

         The holding company structure will permit the Holding Company to expand the financial services currently offered through the Association, although there are no definitive plans or arrangements for such expansion at present. The holding company structure will also provide the Association with enhanced operational flexibility and provide the ability to diversify its business opportunities through acquiring other financial institutions, thereby enhancing its financial resources in order to compete more effectively with other financial service organizations. At the present time, however, the Holding Company does not have any plans, agreements, arrangement or understandings with respect to any such acquisitions. After the Stock Conversion, the Holding Company will be classified as a unitary savings and loan holding company and will be subject to regulation by the OTS. After the Bank Conversion, the Holding Company will be classified as a bank holding company and will be subject to regulation by the FRB.

         The executive office of the Holding Company is located at 501 East Main Street, Robinson, Illinois 62454. Its telephone number at that address is (618) 544-8621.

                FIRST ROBINSON SAVINGS BANK, NATIONAL ASSOCIATION


         Upon consummation of the Bank Conversion, the National Bank will succeed to all of the assets and liabilities of the Converted Association (which, pursuant to the Stock Conversion will have succeeded to all of the assets and liabilities of the Association), and will continue to conduct business in substantially the same manner as the Association prior to the Conversion.

         The deposits of the National Bank will continue to be insured by the SAIF of the FDIC, and, as such, the National Bank will continue to be subject to regulation and supervision by the FDIC. The National Bank will not be subject to OTS regulation and supervision; rather, the primary regulator of the National Bank will be the OCC. The National Bank will remain a member of the FHLB of Chicago. As a national bank, the National Bank will also be required to become a member of the Federal Reserve System.


              INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING


         The Board of Directors of the Association has fixed _________, 1997 as the voting record date ("Voting Record Date") for the determination of members entitled to notice of the Special Meeting. All Association depositors and certain borrowers are members of the Association under its current charter. All Association members of record as of the close of business on the Voting Record Date and borrowers as of both March 20, 1990 and the Voting Record Date who continue to be members as of the date of the Special Meeting will be entitled to vote at the Special Meeting or any adjournment thereof.

         Each depositor (including IRA and Keogh account beneficiaries) will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of such depositor's accounts in the Association as of the Voting Record Date, up to a maximum of 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in his own name, each person would be entitled to 1,000 votes for each separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. Where no proxies are received from IRA and Keogh account beneficiaries, after due notification, the Association, as trustee of these accounts, is entitled to vote these accounts in favor of the Plan of Conversion.

         Each borrower member of the Association as of both March 20, 1990 and the Voting Record Date who continues to be a borrower as of the date of the Special Meeting will be entitled to cast one vote as a borrower member, in addition to any votes he or she may be entitled to cast as a depositor.

         Approval of the Plan of Conversion requires the affirmative vote of a majority of the total outstanding votes of the Association's members eligible to be cast at the Special Meeting. As of ________, 1997, the Association had approximately ___ members who were entitled to cast a total of approximately ______ votes at the Special Meeting.

         Association members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Any member giving a proxy will have the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Association, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or upon request if the member is present and chooses to vote in person.

         All properly executed proxies received by the Board of Directors of the Association will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan of Conversion. If any other matters are properly presented at the Special Meeting and may properly be voted on, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named thereon. Management is not aware of any other business to be presented at the Special Meeting.

         If a proxy is not executed and is returned or the member does not vote in person, the Association is prohibited by OTS regulations from using a previously executed proxy to vote for the Conversion. As a result, failure to vote may have the same effect as a vote against the Plan of Conversion.

         To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or regular employees of the Association, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Association for their expenses incurred in connection with such solicitation. The Association will bear all costs of this solicitation. The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof.


                      DESCRIPTION OF THE PLAN OF CONVERSION


         The Plan of Conversion to be presented for approval at the Special Meeting provides for the Conversion to be accomplished through adoption of amended charter and bylaws for the Association to authorize the issuance of capital stock along with the concurrent formation of a holding company, the subsequent conversion of the Association to a national bank under the name "First Robinson Savings Bank, National Association" and the related transactions provided for in the Plan of Conversion, including the adoption of an amended Federal Stock Charter and Bylaws for the Association and the adoption of Articles of Association and Bylaws for First Robinson Savings Bank, National Association. As part of the Conversion, the Plan of Conversion provides for the subscription offering (the "Subscription Offering") of the Common Stock to the Association's (i) Eligible Account Holders (deposit account holders with an account balance of $50 or more as of October 31, 1995); (ii) Tax-Qualified Employee Plans, (iii) Supplemental Eligible Account Holders (deposit account holders with an account balance of $50 or more as of March 31, 1997); (iv) Other Members (deposit account holders and borrowers eligible to vote at the Special Meeting who are not Eligible Account Holders or Supplemental Eligible Account Holders); and (v) the Association's employees, officers and directors. Notwithstanding the foregoing, to the extent orders for shares exceed the maximum of the appraisal range, Tax-Qualified Employee Plans shall be afforded a first priority to purchase shares sold above the maximum of the appraisal range. It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Stock Conversion. Following with the Subscription Offering, members of the general public will be afforded the opportunity to purchase the Common Stock not subscribed for in the Subscription Offering (the "Community Offering" and when referred to with the Subscription Offering, the "Subscription and Community Offering").

         THE SUBSCRIPTION AND COMMUNITY OFFERING HAVE COMMENCED AS OF THE DATE OF MAILING OF THIS PROXY STATEMENT. A PROSPECTUS EXPLAINING THE TERMS OF THE SUBSCRIPTION AND COMMUNITY OFFERING, INCLUDING HOW TO ORDER AND PAY FOR SHARES AND DESCRIBING THE BUSINESS OF THE ASSOCIATION AND THE HOLDING COMPANY; ACCOMPANIES THIS PROXY STATEMENT AND SHOULD BE READ BY ALL PERSONS WHO WISH TO CONSIDER SUBSCRIBING FOR COMMON STOCK. THE SUBSCRIPTION AND COMMUNITY OFFERING EXPIRES AT _:__ _.M. ROBINSON, ILLINOIS TIME ON ________, 1997 UNLESS EXTENDED BY THE ASSOCIATION AND THE HOLDING COMPANY.

         The federal conversion regulations require that all stock offered in a conversion must be sold in order for the conversion to become effective. The conversion regulations require that the offering be completed within 45 days after completion of the Subscription Offering period unless extended by the Association and the Holding Company with the approval of the OTS. This 45-day period expires ________, 1997 unless the Subscription Offering is extended. If this is not possible, an occurrence that is currently not anticipated, the Board of Directors of the Association and the Holding Company will consult with the OTS to determine an appropriate alternative method of selling all unsubscribed shares offered in the Stock Conversion. The Plan of Conversion provides that the Stock Conversion must be completed within 24 months after the date of the Special Meeting.

         The Subscription and Community Offering or any other sale of the unsubscribed shares will be made as soon as practicable after the date of the Special Meeting. No sales of shares may be completed, either in the Subscription and Community Offering or otherwise, unless the Plan of Conversion is approved by the members of the Association.

         The commencement and completion of the Subscription and Community Offering, however, is subject to market conditions and other factors beyond the Association's control. Due to adverse conditions in the stock market in the past, a number of converting thrift institutions encountered significant delays in completing their stock offerings or were not able to complete them at all. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Subscription and Community Offering or other sale of the Common Stock to be offered in the Conversion. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company's Common Stock, together with corresponding changes in the offering price and the net proceeds realized by the Association and the Holding Company from the sale of the Common Stock. The Association and the Holding Company may also incur substantial additional printing, legal, accounting and other expenses in completing the Conversion.

         The following is a brief summary of the Conversion and is qualified in its entirety by reference to the Plan of Conversion, a complete copy of which is attached. The Association's federal stock charter and bylaws that will become effective upon completion of the Stock Conversion and a copy of the National Bank's Articles of Association and Bylaws that will become effective upon completion of the Bank Conversion are available from the Association upon request. Additionally, a copy of the Holding Company's certificate of incorporation and bylaws are available from the Association upon request.

Principal Effects of Conversion

         Depositors. The Conversion will not change the amount, interest rate, withdrawal rights or federal insurance protection of deposit accounts, or affect deposit accounts in any way other than with respect to voting and liquidation rights as discussed below.

         Borrowers. The rights and obligations of borrowers under their loan agreements with the Association will remain unchanged by the Conversion. The principal amount, interest rate and maturity date of loans will remain as they were contractually fixed prior to the Conversion.

         Voting Rights of Members. Under the Association's current federal mutual charter, depositors and certain borrowers have voting rights as members of the Association with respect to the election of directors and certain other affairs of the Association. After the Conversion, exclusive voting rights with respect to all such matters will be vested in the Holding Company as the sole stockholder of the Association and, following the Bank Conversion, the National Bank. Depositors and borrowers will no longer have any voting rights, except to the extent that they become stockholders of the Holding Company through the purchase of its Common Stock. Voting rights in the Holding Company will be held exclusively by its stockholders.

         Liquidation Rights of Depositor Members. Currently, in the unlikely event of liquidation of the Association, any assets remaining after satisfaction of all creditors' claims in full (including the claims of all depositors to the withdrawal value of their accounts) would be distributed pro rata among the depositors of the Association, with the pro rata share of each being the same proportion of all such remaining assets as the withdrawal value of each depositor's account is of the total withdrawal value of all accounts in the Association at the time of liquidation. After the Conversion, the assets of the Association would first be applied, in the event of liquidation, against the claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Any remaining assets would then be distributed to the persons who qualified as Eligible Account Holders or Supplemental Eligible Account Holders under the Plan of Conversion to the extent of their interests in a "Liquidation Account" that will be established at the time of the completion of the Conversion and then to the Holding Company as the sole stockholder of the Association's outstanding common stock. The Association's depositors who did not qualify as Eligible Account Holders or Supplemental Eligible Account Holders would have no right to share in any residual net worth of the Association in the event of liquidation after the Conversion, but would continue to have the right as creditors of the Association to receive the full withdrawal value of their deposits prior to any distribution to the Holding Company as the Association's sole stockholder. In addition, the Association's deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law, currently up to $100,000 per insured account. The Liquidation Account will initially be established in an amount equal to the net worth of the Association as of the date of the Association's latest statement of financial condition contained in the final prospectus used in connection with the Conversion. Each Eligible Account Holder and/or Supplemental Eligible Account Holder will receive an initial interest in the Liquidation Account in the same proportion as the balance in all of his qualifying deposit accounts was of the aggregate balance in all qualifying deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders on October 31, 1995 or March 31, 1997, respectively. For accounts in existence on both dates, separate subaccounts shall be determined on the basis of the qualifying deposits in such accounts on the record dates. However, if the amount in the qualifying deposit account on any annual closing date of the Association is less than the lowest amount in such deposit account on the Eligibility Record Date and/or
Supplemental Eligibility Record Date, and any subsequent annual closing date, this interest in the Liquidation Account will be reduced by an amount proportionate to such reduction in the related deposit account and will not thereafter be increased despite any subsequent increase in the related deposit account. The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Association for purposes of the distribution of the liquidation account. Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Converted Association in connection therewith, shall be assumed by the National Bank.

         The Association. Under federal law, the stock savings association resulting from the Stock Conversion will be deemed to be a continuation of the mutual association rather than a new entity and will continue to have all of the rights, privileges, properties, assets and liabilities of the Association prior to the Stock Conversion. The Stock Conversion will enable the Association to issue capital stock, but will not change the general objectives, purposes or types of business currently conducted by the association, and no assets of the Association will be distributed in order to effect the Conversion, other than to pay the expenses incident thereto. After the Stock Conversion, the Association will remain subject to examination and regulation by the OTS and will continue to be a member of the Federal Home Loan Bank System. The Stock Conversion will not cause any change in the executive officers or directors of the Association.

         The  National   Bank.  The  National  Bank  will  be  deemed  to  be  a
continuation of the Converted Association and will have all the rights, privileges, properties, assets and liabilities of the Converted Association. The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate to complete the Bank Conversion. After the Bank Conversion, the National Bank will be subject to examination and regulation by the OCC and will become a member of the Federal Reserve System. The National Bank intends to remain a member of the Federal Home Loan Bank System. The Bank Conversion will not cause any change in the executive officers or directors of the National Bank.

Federal and State Taxation

         Savings associations such as the Association that meet certain definitional tests relating to the composition of assets and other conditions prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), are permitted to establish reserves for bad debts and to make annual additions thereto which may, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes. The amount of the bad debt reserve deduction for "non-qualifying loans" is computed under the experience method. The amount of the bad debt reserve deduction for "qualifying real property loans" (generally loans secured by improved real estate) may be computed under either the experience method or the percentage of taxable income method (based on an annual election).

         Under the experience method, the bad debt reserve deduction is an amount determined under a formula based generally upon the bad debts actually sustained by the savings association over a period of years.

         Since 1987, the percentage of specially-computed taxable income that was used to compute a savings association's bad debt reserve deduction under the percentage of taxable income method (the "percentage bad debt deduction") was 8%. The percentage bad debt deduction thus computed was reduced by the amount permitted as a deduction for non-qualifying loans under the experience method. The availability of the percentage of taxable income method permitted qualifying savings associations to be taxed at a lower effective federal income tax rate than that applicable to corporations generally (approximately 31.3% assuming the maximum percentage bad debt deduction). Under changes in federal tax law enacted in August 1996, the percentage bad debt deduction has been eliminated for tax years beginning after December 31, 1995. Accordingly, this method will not be available to the Association for its tax years ending October 31, 1996 and thereafter.

         Under the percentage of taxable income method, the percentage bad debt deduction could not exceed the amount necessary to increase the balance in the reserve for qualifying real property loans to an amount equal to 6% of such loans outstanding at the end of the taxable year or the greater of (i) the amount deductible under the experience method or (ii) the amount which when added to the bad debt deduction for non-qualifying loans equals the amount by which 12% of the amount comprising savings accounts at year-end exceeds the sum of surplus, undivided profits and reserves at the beginning of the year. Through October 31, 1996, the 6% and 12% limitations did not restrict the percentage bad debt deduction available to the Association.

         The federal tax legislation enacted in August 1996 also imposes a requirement to recapture into taxable income the portion of the qualifying and non-qualifying loan reserves in excess of the "base-year" balances of such reserves. For the Association, the base-year reserves are the balances as of October 31, 1988. Recapture of the excess reserves will occur over a six-year period which could begin for the Association as early as the tax year ending October 31, 1996 (commencement of the recapture period may be delayed, however, for up to two years provided the Association meets certain residential lending requirements). This delay of the recapture is not available to the Association if it converts to a national bank. The Association previously established, and will continue to maintain, a deferred tax liability with respect to its federal tax bad debt reserves in excess of the base-year balances; accordingly, the legislative changes will have no effect on total income tax expense for financial reporting purposes.

         Also, under the August 1996 legislation, the Association's base-year federal tax bad debt reserves are "frozen" and subject to current recapture only in very limited circumstances. Generally, recapture of all or a portion of the base-year reserves will be required if the Association pays a dividend in excess of the greater of its current or accumulated earnings and profits, redeems any of its stock, or is liquidated. The Association has not established a deferred federal tax liability under SFAS No. 109 for its base-year federal tax bad debt reserves, as it does not anticipate engaging in any of the transactions that would cause such reserves to be recaptured.

         In addition to the regular income tax, corporations, including savings associations such as the Association, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income. For taxable years beginning after 1986 and before 1996, corporations, including savings associations such as the Association, are also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2 million.

         The Association files federal income tax returns on a fiscal year basis using the accrual method of accounting.

         The Association has not been audited by the IRS recently with respect to federal income tax returns. In the opinion of management, any examination of still open returns would not result in a deficiency which could have a material adverse effect on the financial condition of the Association.

         Illinois Taxation. For Illinois income tax purposes, the Association is taxed at an effective rate equal to 7.18% of Illinois taxable income. For these purposes, "Illinois Taxable Income" generally means federal taxable income, subject to certain adjustments (including the addition of interest income on state and municipal obligations and the exclusion of interest income on United States Treasury obligations). The exclusion of income on United States Treasury obligations has had the effect of eliminating Illinois taxable income for the Association.

Approval, Interpretation, Amendment and Termination

         Under the Plan of Conversion, the letter from the OTS giving approval thereto, and applicable regulations, consummation of the Stock Conversion is subject to the satisfaction of the following conditions: (a) approval of the Plan of Conversion by members of the Association casting at least a majority of the votes eligible to be cast at the Special Meeting; (b) sale of all of the Common Stock to be offered in the Stock Conversion; and (c) receipt of favorable rulings or opinions of counsel as to the federal and Illinois tax consequences of the Stock Conversion. The Bank Conversion is subject to final OCC approval to convert to a national bank.

         The Plan of Conversion may be substantively amended by the Boards of Directors of the Association and the Holding Company with the concurrence of the OTS. If the Plan of Conversion is amended, proxies which have been received prior to such amendment will not be resolicited unless otherwise required by the OTS. Also, as required by the federal regulations, the Plan of Conversion provides that the transactions contemplated thereby may be terminated by the Board of Directors of the Association alone at any time prior to the Special Meeting and may be terminated by the Board of Directors of the Association at any time thereafter with the concurrence of the OTS, notwithstanding approval of the Plan of Conversion by the members of the Association at the Special Meeting. All interpretations by the Association and the Holding Company of the Plan of Conversion and of the Order Forms and related materials for the Subscription and Community Offering will be final, except as regards or affects the OTS.

Judicial Review

         Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C. ss.1464(i)(2)(B) and Section 563b.8(u) of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8(u)) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later. The notice of the Special Meeting of the Association's members to vote on the Plan of Conversion described herein is included at the beginning of this Proxy Statement. The statute and regulation referred to above should be consulted for further information.


                               CHARTER AND BYLAWS


         The following is a summary of certain provisions of the Charter and Bylaws which will become effective upon the conversion of the Association into a federally chartered stock savings association and the Articles of Association and Bylaws which will become effective upon the conversion of the Conversion Association into a national bank. Complete copies of the Charter and Bylaws of the Converted Association and Articles of Association and Bylaws of the National Bank are available upon request from the Association.

         The Converted Association will be authorized to issue 2,500,000 shares with a par value of $.01 per share and the National Bank will be authorized to issue 2,000,000 shares of common stock with a par value of $1.00 per share. Neither the Conversion Association's nor the National Bank's common stock will be insured by the FDIC. All of the Converted Association's and, following the Bank Conversion, the National Bank's outstanding common stock will be owned by the Holding Company. Accordingly, exclusive voting rights with respect to the affairs of the Association after the Conversion will be vested in the Board of Directors of the Holding Company.

         The Converted Association's Charter will provide that the number of Directors shall be not fewer than five or more than 15, with the exact number to be fixed in the Converted Association's Bylaws. The proposed Bylaws provide that the number of the Converted Association's directors shall be six. Directors generally will serve for terms of three years, and the terms of Directors will be staggered so that approximately one-third of the Board is elected each year.

         The Articles of Association of the National Bank will provide that the number of Directors shall not be fewer than five nor more than 25, with the exact number to be fixed by resolution of the National Bank's Board of Directors or by resolution of its stockholders (i.e., the Holding Company). Directors of the National Bank will serve for terms of one year.

         In addition to the common stock, the Converted Association will be authorized to issue 500,000 shares of serial preferred stock, par value $.01 per share. The Board of Directors will be permitted, without further stockholder approval, to authorize the issuance of preferred stock in series and to fix the voting powers, designations, preferences and relative, participating, optional, conversion and other special rights of the shares of each series of the preferred stock and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to common stock in dividend rights, liquidation preferences, or both, and may have voting rights.

         The Articles of the Association of the National Bank do not provide authorization for the issuance of preferred stock. In order for the National Bank to issue preferred stock, an amendment to the Articles of Association that sets forth the terms, rights and preferences of a class of preferred stock must be proposed by the Board of Directors and approved by the OCC and by the Holding Company as the sole stockholder of the National Bank.

         Neither the Charter nor the Bylaws of the Converted Association provide for indemnification of officers and directors. However, the Converted Association will be required by OTS regulations (as the Association currently is) to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reasons of the performance of their official duties. Indemnification may be made to any such person only if final judgment on the merits is in his favor or, in case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the directors of the Converted Association determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in the best interest of the Converted Association or its stockholders. If a majority of the directors of the Converted Association concludes that in connection with an action any person ultimately may become entitled to indemnification, the Directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action.

         The National Bank's Articles of Association will provide for indemnification of any individual who is or was a director, officer, employee or agent of the National Bank in any proceeding in which the individual is made a party as a result of his service in such capacity, if the individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the National Bank and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, unless such indemnification would be prohibited by law. Under the Articles of Association, an individual may not be indemnified in connection with a proceeding by or in the right of the National Bank in which the individual was adjudged liable to the National Bank unless a court of competent jurisdiction determines he is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.


                             ADDITIONAL INFORMATION


         The information contained in the accompanying Prospectus, including a more detailed description of the Plan of Conversion, consolidated financial statements of the Association and a description of the capitalization and business of the Association and the Holding Company, including the Association's directors and executive officers and their compensation, the conversion of the association to a national bank, the anticipated use of the net proceeds from the sale of the Common Stock, and a description of the Common Stock, is intended to help you evaluate the Conversion and is incorporated by this reference.

         YOUR VOTE IS VERY IMPORTANT TO US. PLEASE TAKE A MOMENT NOW TO COMPLETE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN THOUGH YOU HAVE VOTED YOUR PROXY. FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

         If you have any questions, please call our Stock Sales Center at (618) 544-5800.

         IMPORTANT: YOU MAY BE ENTITLED TO VOTE IN MORE THAN ONE CAPACITY. PLEASE SIGN, DATE AND PROMPTLY RETURN EACH PROXY CARD YOU RECEIVE.


                            ------------------------

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

         THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                       FIRST ROBINSON SAVINGS & LOAN, F.A.
                               Robinson, Illinois

                               PLAN OF CONVERSION

                    From Mutual to Stock Form of Organization
                and From a Savings Association to a National Bank


        I.        GENERAL

         On November 12, 1996, the Board of Directors of the Association adopted this Plan of Conversion whereby the Association will convert from a federal mutual savings and loan association to a federal stock savings association and then from a federal stock savings association to a national bank. The Plan includes as part of the conversion, the concurrent formation of a holding company, to be named in the future. The Plan provides that non-transferable subscription rights to purchase Holding Company Conversion Stock will be offered first to Eligible Account Holders of record as of the Eligibility Record Date, then to the Association's Tax-Qualified Employee Plans, then to Supplemental Eligible Account Holders of record as of the Supplemental Eligibility Record Date, then to Other Members, and then to directors, officers and employees. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Direct Community Offering. The price of the Holding Company Conversion Stock will be based upon an independent appraisal of the Association and will reflect its estimated pro forma market value, as converted. It is the desire of the Board of Directors of the Association to attract new capital to the Association in order to increase its capital, support future savings growth and accommodate or facilitate future growth opportunities. The Converted Association is also expected to benefit from its management and other personnel having a stock ownership in its business, since stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating management and other personnel. No change will be made in the Board of Directors or management as a result of the Conversion.

         The conversion of the Association to the Converted Association is referred to herein as the "Stock Conversion," the conversion of the Converted Association to the National Bank is referred to herein as the "Bank Conversion" and the Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."


       II.        DEFINITIONS

         Acting in Concert: The term "acting in concert" shall have the same meaning given it in ss.574.2(c) of the Rules and Regulations of the OTS.

         Actual Subscription Price: The price per share, determined as provided in Section VII of the Plan, at which Holding Company Conversion Stock will be sold in the Subscription Offering.

         Affiliate: An "affiliate" of, or a Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

         Associate: The term "associate," when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Holding Company, the Association or a majority-owned subsidiary of the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Association or any subsidiary of the Association; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any director or officer of the Holding Company or the Association, to the extent provided in Section VI hereof.

         Association: First Robinson Savings & Loan, F.A., or such other name as the institution may adopt.

         Bank Conversion: The conversion of the Converted Association from a federally chartered stock savings association to a national bank ("National Bank").

         BIF:  Bank Insurance Fund.

         Capital Stock: Any and all authorized shares of stock of the Converted Association after the Stock Conversion.

         Conversion: Except as provided in Section III.F., the term "Conversion" means the Stock Conversion and the Bank Conversion.

         Converted   Association:   The   federally   chartered   stock  savings
institution resulting from the conversion of the Association in accordance with the Plan.

         Deposit Account: Any withdrawable or repurchasable account or deposit in excess of $50 in the Association.

         Direct Community Offering: The offering to the general public of any unsubscribed shares which may be effected as provided in Section VI hereof.

         Eligibility Record Date:  The close of business on October 31, 1995.

         Eligible Account Holder: Any Person holding a Qualifying Deposit in the Association on the Eligibility Record Date.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         FRB:  The Board of Governors of the Federal Reserve System.

         Holding  Company:  A  corporation  which upon  completion  of the Stock
Conversion will own all of the outstanding common stock of the Converted Association, the name of which will be selected in the future, through the issuance and sale of the Holding Company Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan in connection with the Stock Conversion, and following the Bank Conversion, the bank holding company for the National Bank.

         Holding Company Conversion Stock: Shares of common stock, par value $.01 per share, to be issued and sold by the Holding Company as a part of the Conversion; provided, however, that for purposes of calculating Subscription Rights and maximum purchase limitations under the Plan, references to the number of shares of Holding Company Conversion Stock shall refer to the number of shares offered in the Subscription Offering.

         Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

         Maximum Subscription Price: The price per share of Holding Company Conversion Stock to be paid initially by subscribers in the Subscription Offering.

         Member: Any Person or entity that qualifies as a member of the Association pursuant to its mutual charter and bylaws.

         National Bank:  The national bank resulting from the Bank Conversion.

         Non-Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan of the Association or Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under
Section 401 of the Internal Revenue Code.

         OCC: Office of the Comptroller of the Currency, Department of the Treasury.

         OCC Conversion Application: The application submitted to the OCC for approval of the Bank Conversion.

         OTS:  Office of Thrift Supervision, Department of the Treasury.

         OTS Bank Conversion Application: The application submitted to the OTS for approval of the Bank Conversion.

         OTS Conversion Application: The application submitted to the OTS on Form AC.

         Officer: An executive officer of the Association or the Holding Company, including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Order Forms: Forms to be used in the Subscription Offering to exercise Subscription Rights.

         Other Members: Members of the Association, other than Eligible Account Holders, Tax- Qualified Employee Plans or Supplemental Eligible Account Holders, as of the Voting Record Date.

         Person: An individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof, including the formation of the Holding Company.

         Plan: This Plan of Conversion, which provides for the conversion of the Association from a federally chartered mutual savings association to a federally chartered stock savings association, and the subsequent conversion of the Converted Association from a federally chartered stock savings association to a national bank, including any amendment approved as provided in this Plan.

         Public Offering: The offering for sale by the Underwriters to the general public of any shares of Holding Company Conversion Stock not subscribed for in the Subscription Offering or the Direct Community Offering.

         Public Offering Price: The price per share at which any unsubscribed shares of Holding Company Conversion Stock are initially offered for sale in the Public Offering.

         Qualifying Deposit: The aggregate balance of each Deposit Account of an Eligible Account Holder as of the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the Supplemental Eligibility Record Date.

         SAIF:  The Savings Association Insurance Fund.

         SEC:  The Securities and Exchange Commission.

         Special Meeting: The Special Meeting of Members called for the purpose of considering and voting upon the Plan of Conversion.

         Stock Conversion: The Conversion of the Association to the Converted Association.

         Subscription Offering: The offering of shares of Holding Company Conversion Stock for subscription and purchase pursuant to Section VI of the Plan.

         Subscription Rights: Non-transferable, non-negotiable, personal rights of the Association's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees to subscribe for shares of Holding Company Conversion Stock in the Subscription Offering.

         Supplemental Eligibility Record Date: The last day of the calendar quarter preceding approval of the Plan by the OTS.

         Supplemental Eligible Account Holder: Any person holding a Qualifying Deposit in the Association (other than an officer or director and their associates) on the Supplemental Eligibility Record Date.

         Tax-Qualified Employee Plans: Any defined benefit plan or defined contribution plan of the Association or Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

         Underwriters: The investment banking firm or firms agreeing to purchase Holding Company Conversion Stock in order to offer and sell such Holding Company Conversion Stock in the Public Offering.

         Voting Record Date: The date set by the Board of Directors in accordance with federal regulations for determining Members eligible to vote at the Special Meeting.


      III.        STEPS PRIOR TO SUBMISSION OF THE PLAN TO THE MEMBERS FOR
                  APPROVAL


         Prior to submission of the Plan to its Members for approval, the Association must receive approval from the OTS for consummation of the Stock Conversion. The following steps must be taken prior to such regulatory approval:

                  A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

                  B. The Association shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Association maintains an office.

                  C. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Association.

                  D. The Association will promptly cause an OTS Conversion Application, OTS Bank Conversion Application and an OTS Holding Company Application on Form H- (e)1-S to be prepared and filed with the OTS; an FRB Holding Company Application on Form Y-3 to be prepared and filed with the FRB; an OCC Conversion Application to be prepared and filed with the OCC; and a Registration Statement on Form S-1 to be prepared and filed with the SEC..

                  E.  Upon  filing  of  the  OTS  Conversion  Application,   the
         Association shall notify its Members that it has filed the OTS Conversion Application by posting notice in each of its offices and by publishing notice in a newspaper having general circulation in each community in which the Association maintains an office.

                  F. The Board of Directors of the Association, by majority vote, may, at any time, and notwithstanding any language in this Plan to the contrary elect not to proceed with the Bank Conversion, in which event the FRB Holding Company Application, the OCC Conversion Application and the OTS Bank Conversion Application may be withdrawn or abandoned. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be disregarded.


       IV.        CONVERSION PROCEDURE


         Upon receipt of all regulatory approvals required for consummation of the Stock Conversion, the Association shall convene the Special Meeting scheduled in accordance with the Association's Bylaws to vote on the Plan. Promptly after receipt of OTS approval of the OTS Conversion Application and at least 20 days but not more than 45 days prior to the Special Meeting, the Association will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Association's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Section VI below. The Association will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Members for the Special Meeting.

         Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy.

         By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Association of the Federal Stock Charter and Bylaws in the forms attached as Exhibits A and B to this Plan and (ii) the subsequent Bank Conversion and the adoption by the Converted Association of the national bank articles of association and bylaws in the forms attached as Exhibits C and D to this Plan. Failure to pursue or receive regulatory approval for the Bank Conversion shall have no effect on the vote with respect to the Stock Conversion.

         The Holding Company Conversion Stock will be offered for sale in the Subscription Offering at the Maximum Subscription Price to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees of the Association, prior to or within 45 days after the date of the Special Meeting. The Association may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Holding Company Conversion Stock to and accept subscriptions from other Persons in a Direct Community Offering; provided that the Association's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees shall have the priority rights to subscribe for Holding Company Conversion Stock set forth in Section VI of this Plan. However, the Holding Company and the Association may delay commencing the Subscription
Offering beyond such 45 day period in the event there exist unforeseen material adverse market or financial conditions. If the Subscription Offering commences prior to the Special Meeting, subscriptions will be accepted subject to the approval of the Plan at the Special Meeting.

         The period for the Subscription Offering and Direct Community Offering will be not less than 20 days nor more than 45 days unless extended by the
Association. Upon completion of the Subscription Offering and the Direct Community Offering, if any, any unsubscribed shares of Holding Company Conversion Stock will, if feasible, be sold to the Underwriters for resale to the general public in the Public Offering. If for any reason the Public Offering of all shares not sold in the Subscription Offering and Direct Community Offering cannot be effected, the Holding Company and the Association will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Holding Company Conversion Stock not sold in the Subscription Offering and Direct Community Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45 day period by the Holding Company and the Association with the approval of the OTS. The Holding Company and the Association may jointly seek one or more extensions of such 45 day period if necessary to complete the sale of all shares of Holding Company Conversion Stock. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Holding Company Conversion Stock is required within 24 months after the date of the Special Meeting.


         V.       CONSUMMATION OF CONVERSION


         A.       Consummation of the Stock Conversion.

                  The date of consummation of the Stock Conversion will be the effective date of the amendment of the Association's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the sale of the Holding Company Conversion Stock. After receipt of all orders for Holding Company Conversion Stock, and concurrently with the execution thereof, the amendment of the Association's federal mutual charter and bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings association will be declared effective by the OTS, the amended bylaws approved by the Members will become effective, and the Association will thereby be and become the Converted Association. At such time, the Holding Company Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Association will become a wholly owned subsidiary of the Holding Company. The Converted Association will issue to the Holding Company 100% of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Association in the Stock Conversion, and the Holding Company will make payment to the Converted Association of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Holding Company Conversion Stock under the Plan as is necessary to increase the Converted Association's tangible capital to at least 10% of its adjusted total assets, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.

         B.       Consummation of the Bank Conversion.

                  The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the FRB, the OCC and the OTS to complete the conversion of the Converted Association to a national bank, including without limitation, the approval of the Bank Conversion by the Holding Company, as the sole shareholder of the Converted Association, whereupon the Converted
         Association will thereby be and become the National Bank. The Bank Conversion shall be consummated as soon as reasonably practicable following the consummation of the Stock Conversion as described in
         Section VI herein.


       VI.        STOCK OFFERING


         A.       Total Number of Shares and Purchase Price of Conversion Stock

         The total number of shares of Holding Company Conversion Stock to be issued and sold in the Conversion will be determined by the Boards of Directors of the Association and the Holding Company prior to the commencement of the Subscription Offering, subject to adjustment if necessitated by market or financial conditions prior to consummation of the Conversion. The total number of shares of Holding Company Conversion Stock shall also be subject to increase in connection with any oversubscriptions in the Subscription Offering or Direct Community Offering.

         The aggregate price for which all shares of Holding Company Conversion Stock will be sold will be based on an independent appraisal of the estimated total pro forma market value of the Holding Company and the Converted Association. Such appraisal shall be performed in accordance with OTS guidelines and will be updated as appropriate under or required by applicable regulations.

         The appraisal will be made by an independent investment banking or financial consulting firm experienced in the area of thrift institution appraisals. The appraisal will include, among other things, an analysis of the historical and pro forma operating results and net worth of the Converted Association in accordance with applicable regulations.

         Based upon the independent appraisal, the Board of Directors of the Holding Company and the Association will jointly fix the Maximum Subscription Price.

         If, following completion of the Subscription Offering and Direct Community Offering, a Public Offering is effected, the Actual Subscription Price for each share of Holding Company Conversion Stock will be the same as the Public Offering Price at which unsubscribed shares of Holding Company Conversion Stock are initially offered for sale by the Underwriters in the Public Offering. The Public Offering Price will be a price negotiated by the Holding Company and the Association with the Underwriters, not in excess of the Maximum Subscription Price. The price paid by the Underwriters for each unsubscribed share will be the Public Offering Price less a negotiated underwriting discount.

         If, upon completion of the Subscription Offering and Direct Community Offering, all of the Holding Company Conversion Stock is subscribed for or only a limited number of shares remain unsubscribed for, or if a Public Offering otherwise cannot be effected, the Actual Subscription Price for each share of Holding Company Conversion Stock will be determined by dividing the estimated appraised aggregate pro forma market value of the Holding Company and the Converted Association, based on the independent appraisal as updated upon completion of the Subscription Offering or other sale of all of the Holding Company Conversion Stock, by the total number of shares of Holding Company Conversion Stock to be issued and sold by the Holding Company upon Conversion. Such appraisal will then be expressed in terms of a specific aggregate dollar amount rather than as a range.

         B.       Subscription Rights

         Non-transferable Subscription Rights to purchase shares will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees of the Association as set forth below.

                  1.     Preference Category No. 1:  Eligible Account Holders

                  Each Eligible Account Holder shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock in an amount equal to the greater of $65,000 of Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers), one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in the converting Association in each case on the Eligibility Record Date. If sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase, to the extent possible, 100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

                  Non-transferable Subscription Rights to purchase Holding Company Conversion Stock received by directors and Officers of the Association and their Associates, based on their increased deposits in the Association in the one year period preceding the Eligibility Record Date, shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights of Eligible Account Holders.

                  2.     Preference Category No.2: Tax-Qualified Employee Plans

                  Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable Subscription Rights to purchase up to 10% of the shares of Holding Company Conversion Stock, provided that singly or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of the Holding Company Conversion Stock. Subscription Rights received pursuant to this Category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any other provision of this Plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority Subscription Right to the extent that the total number of shares of Holding Company Conversion Stock sold in the Conversion exceeds the maximum of the appraisal range as set forth in the subscription prospectus.

                  3. Preference Category No. 3: Supplemental Eligible Account Holders

                  Each Supplemental Eligible Account Holder shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock in an amount equal to the greater of $65,000 of Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers), or one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in the converting Association in each case on the Supplemental Eligibility Record Date.

                  Subscription Rights received pursuant to this category shall be subordinated to all Subscription Rights received by Eligible Account Holders and Tax-Qualified Employee Plans pursuant to Category Nos. 1 and 2 above.

                  Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such person pursuant to this Category.

                  In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder to purchase, to the extent possible, a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

                  4.     Preference Category No. 4:  Other Members

                  Each Other Member shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock remaining after satisfying the subscriptions provided for under Category Nos. 1 through 3 above, subject to the following conditions:

                           a. Each Other  Member  shall be entitled to subscribe
                  for an amount of shares equal to the greater of $65,000 of Holding Company Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers) or one-tenth of one percent (.10%) of the total offering of shares of common stock in the Conversion, to the extent that Holding Company Conversion Stock is available.

                           b. In the  event of an  oversubscription  for  shares
                  under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be determined based on the Association's mutual charter and bylaws in effect on the date of approval by members of this Plan of Conversion.

                  5.     Preference Category No. 5:  Directors, Officers and
                         Employees

                  Each director, Officer and employee of the Association as of the date of the commencement of the Subscription Offering shall be entitled to receive non-transferable Subscription Rights to purchase shares of the Holding Company Conversion Stock to the extent that shares are available after satisfying subscriptions under Category Nos. 1 through 4 above. The shares which may be purchased under this Category are subject to the following conditions:

                           a. The total  number of shares which may be purchased
                  under this Category may not exceed 24% of the number of shares of Holding Company Conversion Stock.

                           b. The maximum amount of shares which may be purchased under this Category by any Person is $65,000 of Holding Company Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers) of Conversion Stock. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated pro rata among all subscribers in this Category.


         C.       Direct Community Offering and Public Offering


                  1.  Any  shares  of  Holding  Company   Conversion  Stock  not
         subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares directly to the general public. The Direct Community Offering, if any, shall be for a period of not less than 20 days nor more than 45 days unless extended by the Holding Company and the Association, and shall commence concurrently with, during or promptly after the Subscription Offering. The purchase price per share to the general public in a Direct Community Offering shall be the same as the Actual Subscription Price. The Holding Company and the Association may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Direct Community Offering. The Holding Company and the Association may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Direct Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Holding Company Conversion Stock will be offered and sold in the Direct Community Offering, in accordance with OTS regulations, so as to achieve the widest distribution of the Holding Company Conversion Stock. No person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase more than $65,000 of Holding Company Conversion Stock offered in the Direct Community Offering (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers). The Holding Company and the Association may limit total subscriptions under this Section VI.C.1 so as to assure that the number of shares available for the Public Offering may be up to a specified percentage of the number of shares of Holding Company Conversion Stock. Finally, the Holding Company and the Association may reserve shares offered in the Community Offering for sales to institutional investors.

                  In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to cover any reservation of shares for a public offering or institutional orders, next to cover orders of natural persons residing in Crawford County, Illinois, then to cover the orders of any other person subscribing for shares in the Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

                  The Holding Company and the Association, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section VI.C.

                  2. Any shares of Holding Company Conversion Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, shall then be sold to the Underwriters for resale to the general public at the Public Offering Price in the Public Offering. It is expected that the Public Offering, if any, will commence as soon as practicable after termination of the Subscription Offering and the Direct Community Offering. The Public Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided in Section IV hereof. The Public Offering Price and the underwriting discount shall be determined as provided in
         Section VI.A hereof and set forth in the underwriting agreement between the Holding Company and the Association and the Underwriters. Such underwriting agreement shall be filed with the OTS and the SEC.

                  3. If for any reason a Public Offering of unsubscribed shares of Holding Company Conversion Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Direct Community Offering, if any, the Board of Directors of the Holding Company and the Association will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws.

         D. Additional Limitations Upon Purchases of Shares of Holding Company Conversion Stock

         The following additional limitations shall be imposed on all purchases of Holding Company Conversion Stock in the Conversion:


                  1. No Person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase in the Conversion a number of shares of Holding Company Conversion Stock which exceeds $100,000 of Holding Company Conversion Stock offered in the Conversion based on the appraisal range contained in the
         Association's subscription prospectus (exclusive of any additional shares that may be offered pursuant to an increase in such appraisal range not requiring a resolicitation of subscribers). For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

                  2. Directors and Officers and their Associates may not purchase in all categories in the Conversion an aggregate of more than 34% of the Holding Company Conversion Stock. For purposes of this paragraph, an Associate of a Person does not include any Tax-Qualified Employee Plan. Moreover, any shares attributable to the Officers and directors and their Associates, but held by one or more Tax-Qualified Employee Plans shall not be included in calculating the number of shares which may be purchased under the limitation in this paragraph.

                  3. The minimum number of shares of Holding Company Conversion Stock that may be purchased by any Person in the Conversion is 25 shares, provided sufficient shares are available.

                  4. The  Board of  Directors  of the  Holding  Company  and the
         Association may, in their sole discretion, increase the maximum purchase limitation referred to in subparagraph 1. herein up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription Offering. Requests to purchase additional shares of Holding Company Conversion Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth in this Section VI.

         Depending upon market and financial conditions, the Board of Directors of the Holding Company and the Association, with the approval of the OTS and without further approval of the Members, may increase or decrease any of the above purchase limitations.

         For purposes of this Section VI, the directors of the Association shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

         Each Person purchasing the Holding Company Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations.

         E. Restrictions and Other Characteristics of Holding Company Conversion Stock Being Sold

                  1. Transferability. Holding Company Conversion Stock purchased by Persons other than directors and Officers of the Holding Company or the Association will be transferable without restriction. Shares purchased by directors or Officers shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition of such shares (i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change of control of the Holding Company or the Association or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Association's or the Holding Company's equity securities are subject to the prior approval of the OTS.

                  The certificates representing shares of Conversion Stock issued to directors and Officers shall bear a legend giving appropriate notice of the one year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of common stock of the Association subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Association directors and Officers as may be then applicable to such restricted stock.

                  No director or Officer of the Holding Company or the Association, or Associate of such a director or Officer, shall purchase any outstanding shares of capital stock of the Holding Company for a period of three years following the Conversion without the prior written approval of the OTS, except through a broker or dealer registered with the SEC or in a "negotiated transaction" involving more than one percent of the then-outstanding shares of common stock of the Holding Company. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any Person acting on its behalf and the purchaser or his investment representative. The term
         "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

                  2. Repurchase and Dividend Rights. For a period of three years following Conversion, the Converted Association shall not repurchase any shares of its capital stock, except in the case of an offer to repurchase on a pro rata basis made to all holders of capital stock of the Converted Association. Any such offer shall be subject to the prior approval of the OTS. A repurchase of qualifying shares of a director shall not be deemed to be a repurchase for purposes of this Section VI.E.2.

                  Present regulations also provide that the Converted Association may not declare or pay a cash dividend on or repurchase any of its stock (i) if the result thereof would be to reduce the regulatory capital of the Converted Association below the amount required for the liquidation account to be established pursuant to Section XII hereof, and (ii) except in compliance with requirements of Section 563.134 of the Rules and Regulations of the OTS.

                  The above limitations are subject to Section 563b.3 (g)(3) of the Rules and Regulations of the OTS, which generally provides that the Converted Association may repurchase its capital stock provided (i) no repurchases occur within one year following conversion, (ii) repurchases during the second and third year after conversion are part of an open market stock repurchase program that does not allow for a repurchase of more than 5% of the Converted Association's outstanding capital stock during a twelve-month period without OTS approval, (iii) the repurchases do not cause the Association to become undercapitalized, and (iv) the Converted Association provides notice to the OTS at least 10 days prior to the commencement of a repurchase program and the OTS does not object. In addition, the above limitations shall not preclude payments of dividends or repurchases of capital stock by the Converted Association in the event applicable federal regulatory limitations are liberalized subsequent to OTS approval of the Plan. Such restrictions and limitations shall not apply following consummation of the Bank Conversion, unless the OTS approval of the Bank Conversion otherwise requires.

                  3. Voting Rights. After the Conversion, holders of deposit accounts will not have voting rights in the Converted Association or the Holding Company. Exclusive voting rights as to the Association will be vested with the Holding Company, as the sole stockholder of the Association; voting rights as to the Holding Company will be held exclusively by its stockholders.

         F.     Exercise of Subscription Rights; Order Forms

                  1. If the Subscription Offering occurs concurrently with the solicitation of proxies for the Special Meeting, the subscription prospectus and Order Form may be sent to each Eligible Account Holder, Tax-Qualified Employee Plan, Supplemental Eligible Account Holder,
         Other Member, and director, Officer and employee at their last known address as shown on the records of the Association. However, the Association may, and if the Subscription Offering commences after the Special Meeting the Association shall, furnish a subscription prospectus and Order Form only to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees who have returned to the Association by a specified date prior to the commencement of the Subscription Offering a post card or other written communication requesting a subscription prospectus and Order Form. In such event, the Association shall provide a postage-paid post card for this purpose and make appropriate disclosure in its proxy statement for the solicitation of proxies to be voted at the Special Meeting and/or letter sent in lieu of the proxy statement to those Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders who are not Members on the Voting Record Date.

                  2. Each Order Form will be preceded or accompanied by a subscription prospectus describing the Converted Association and the shares of Holding Company Conversion Stock being offered for subscription and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Holding Company Conversion Stock.

                  3. The Order Forms (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following:

                              (i) A clear and  intelligible  explanation  of the
                  Subscription Rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees;

                             (ii) A  specified  expiration  date by which  Order
                  Forms must be returned to and actually received by the Association or its representative for purposes of exercising Subscription Rights, which date will be not less than 20 days after the Order Forms are mailed by the Association;

                            (iii) The Maximum Subscription Price to be paid for each share subscribed for when the Order Form is returned;

                             (iv) A  statement  that 25  shares  is the  minimum
                  number of shares of Conversion Stock that may be subscribed for under the Plan;

                              (v) A specifically designated blank space for indicating the number of shares being subscribed for;

                             (vi) A set of  detailed  instructions  as to how to
                  complete the Order Form including a statement as to the available alternative methods of payment for the shares being subscribed for;

                            (vii)  Specifically   designated  blank  spaces  for
                  dating and signing the Order Form;

                           (viii) An acknowledgement that the subscriber has received the subscription prospectus;

                             (ix) A statement of the  consequences of failing to
                  properly complete and return the Order Form, including a statement that the Subscription Rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Holding Company and the Association, and that the Subscription Rights may be exercised only by delivering the Order Form, properly completed and executed, to the Association or its representative by the expiration date, together with required payment of the Maximum Subscription Price for all shares of Holding Company Conversion Stock subscribed for;

                              (x) A statement that the  Subscription  Rights are
                  non-transferable and that all shares of Holding Company Conversion Stock subscribed for upon exercise of Subscription Rights must be purchased on behalf of the Person exercising the Subscription Rights for his own account; and

                             (xi) A statement that, after receipt by the Association or its representative, a subscription may not be modified, withdrawn or canceled without the consent of the Association.

         G.       Method of Payment

         Payment for all shares of Holding Company Conversion Stock subscribed for, computed on the basis of the Maximum Subscription Price, must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check, or, if the subscriber has a Deposit Account in the Association (including a certificate of deposit), the subscriber may authorize the Association to charge the subscriber's account.

         If a subscriber authorizes the Association to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Holding Company Conversion Stock has been sold or the Plan is terminated, whichever is earlier. The Association will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties with the exception of prepaid interest in the form of promotional gifts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the rate paid on the certificate will continue until the certificate reaches maturity. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Holding Company Conversion Stock under the Plan. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Stock Conversion. Payments made in cash, by check or money order will be placed by the Association in an escrow or other account established specifically for this purpose.

         In the event of an unfilled amount of any subscription order, the Converted Association will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Stock Conversion, including any difference between the Maximum Subscription Price and the Actual Subscription

Price (unless subscribers are afforded the right to apply such difference to the purchase of additional whole shares). If for any reason the Stock Conversion is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Association.

         If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares subscribed for at the time they subscribe, but may pay for such shares of Holding Company Conversion Stock subscribed for upon consummation of the Stock Conversion. In the event that, after the completion of the Subscription Offering, the amount of shares to be issued is increased above the maximum of the appraisal range included in the prospectus, the Tax Qualified and Non-Tax Qualified Employee Plans shall be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the appraisal range provided that such subscriptions shall continue to be subject to applicable purchase limits and stock allocation procedures.

         H.     Undelivered, Defective or Late Order Forms; Insufficient Payment

         The Boards of Directors of the Holding Company and the Association shall have the absolute right, in their sole discretion, to reject any Order Form, including but not limited to, any Order Forms which (i) are not delivered or are returned by the United States Postal Service (or the addressee cannot be located); (ii) are not received back by the Association or its representative, or are received after the termination date specified thereon; (iii) are defectively completed or executed; (iv) are not accompanied by the total required payment for the shares of Holding Company Conversion Stock subscribed for (including cases in which the subscribers' Deposit Accounts or certificate accounts are insufficient to cover the authorized withdrawal for the required payment); or (v) are submitted by or on behalf of a Person whose representations the Boards of Directors of the Holding Company and the Association believe to be false or who they otherwise believe, either alone or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan. In such event, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such Person failed to return the completed Order Form within the time period specified therein. The Association may, but will not be required to, waive any irregularity relating to any Order Form or require submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Association may specify. The interpretations of the Holding Company and the Association of the terms and conditions of this Plan and of the proper completion of the Order Form will be final, subject to the authority of the OTS.

         I.       Member in Non-Qualified States or in Foreign Countries

         The Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Holding Company Conversion Stock pursuant to the Plan reside. However, no shares will be offered or sold under the Plan of Conversion to any such Person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of Persons otherwise eligible to subscribe for shares under the Plan reside or as to which the Holding Company and the Association determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Holding Company and the Association or any of its officers, directors or employees register, under the securities laws of such state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of Subscription Rights to any such Person.


       VI.      FEDERAL STOCK CHARTER AND BYLAWS


         A. As part of the Conversion, the Association will take all appropriate steps to amend its charter to read in the form of federal stock savings institution charter as prescribed by the OTS. A copy of the proposed stock charter is available upon request. By their approval of the Plan, the Members of the Association will thereby approve and adopt such charter.

         B. The Association will also take appropriate steps to amend its bylaws to read in the form prescribed by the OTS for a federal stock savings institution. A copy of the proposed federal stock bylaws is available upon request.

         C. The effective date of the adoption of the Association's federal stock charter and bylaws shall be the date of the issuance and sale of the Holding Company Conversion Stock as specified by the OTS.

         D. As part of the Bank Conversion, a national bank articles of association and bylaws will be adopted to allow the National Bank to operate as a national bank. By approving the Plan, the Members of the Association will thereby approve such articles of association and bylaws. Prior to completion of the Bank Conversion, the articles of association and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under
Section XIV below. The effective date of the articles of association and bylaws of the National Bank shall be the date of the consummation of the Bank Conversion.


      VII.      HOLDING COMPANY CERTIFICATE OF INCORPORATION

         A copy of the proposed certificate of incorporation of the Holding Company will be made available from the Association upon request.


     VIII.      DIRECTORS OF THE CONVERTED ASSOCIATION AND THE NATIONAL
                BANK


         Each Person serving as a member of the Board of Directors of the Association at the time of the Stock Conversion will thereupon become a director of the Converted Association. If the Bank Conversion is consummated, each person serving as a member of the Board of Directors of the Converted Association at the time of the Bank Conversion will become a director of the National Bank.


       IX.      STOCK OPTION AND INCENTIVE PLAN AND RECOGNITION AND
                RETENTION PLAN


         In order to provide an incentive for directors, Officers and employees of the Holding Company and its subsidiaries (including the Converted Association), the Boards of Director of the Holding Company intends to adopt, subject to shareholder approval, a stock option and incentive plan and a recognition and retention plan as soon as permitted by applicable regulation.


        X.      CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE PLANS


         The Converted Association and the Holding Company may in their discretion make scheduled contributions to any Tax-Qualified Employee Plans, provided that any such contributions which are for the acquisition of Holding Company Conversion Stock, or the repayment of debt incurred for such an acquisition, do not cause the Converted Association to fail to meet its regulatory capital requirements.


       XI.      SECURITIES REGISTRATION AND MARKET MAKING

         Promptly following the Stock Conversion, the Holding Company will register its stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Holding Company will undertake not to deregister such stock, without the approval of the OTS, for a period of three years thereafter.

         If the Bank Conversion is consummated, the National Bank will become subject to the sole jurisdiction of the OCC, and the Holding Company, which will undertake not to deregister its stock, without the approval of the OCC for a period of three years after the Stock Conversion, to the sole jurisdiction of the FRB.


      XII.      STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO
                CONVERSION


         Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or Accounts in the Converted Association, equal in amount to the withdrawable value of such account holder's Deposit Account or Accounts prior to the Stock Conversion. Each Person holding a Savings Account at the Converted Association as of immediately prior to consummation of the Bank Conversion as set forth in Section V.B. herein shall receive, without payment, a withdrawable Savings Account or Savings Accounts in the National Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All Deposit Accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage, and shall be subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Association at the time of the Conversion. All loans shall retain the same status after Conversion as these loans had prior to Conversion.


     XIII.      LIQUIDATION ACCOUNT


         For purposes of granting to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts at the Converted Association a priority in the event of a complete liquidation of the Converted Association, the Converted Association will, at the time of Conversion, establish a liquidation account in an amount equal to the net worth of the Association as shown on its latest statement of financial condition contained in the final prospectus used in connection with the Conversion. The creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the regulatory capital accounts of the Converted Association; provided, however, that such regulatory capital accounts will not be voluntarily reduced below the required dollar amount of the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to the Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount balance").

         The initial subaccount balance of a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the Qualifying Deposit in the Deposit Account on the Eligibility Record Date or the Supplemental Eligibility Record Date and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders on such record dates in the Association. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

         If the deposit balance in any Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the record date is less than the lesser of (i) the deposit balance in such Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Deposit Account on the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance shall be reduced in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Deposit Account. If all funds in such Deposit Account are withdrawn, the related subaccount balance shall be reduced to zero.

         In the event of a complete liquidation of the Association (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted subaccount balances for Deposit Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Deposit Accounts and other liabilities, or similar transactions with another institution the accounts of which are insured by the SAIF, shall be considered to be a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

         The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Association for purposes of the distribution of the liquidation account. Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Converted Association in connection therewith, shall be assumed by the National Bank.

         The liquidation account shall be maintained by the National Bank, under the same rules and conditions applicable to the Converted Association, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Deposit Account in the National Bank.


      XIV. RESTRICTIONS ON ACQUISITION OF CONVERTED ASSOCIATION, THE NATIONAL BANK, OR THE HOLDING COMPANY


         Regulations of the OTS limit acquisitions, and offers to acquire, direct or indirect beneficial ownership of more than 10% of any class of an equity security of the Converted Association or the Holding Company. In addition, consistent with the regulations of the OTS, the charter of the Converted Association shall provide that for a period of five years following completion of the Conversion: (i) no Person (i.e., no individual, group acting in concert, corporation, partnership, association, joint stock company, trust, or unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution) shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of the Association's equity securities. Shares beneficially owned in violation of this charter provision shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the shareholders for a vote. This limitation shall not apply to any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Association by a corporation whose ownership is or will be substantially the same as the ownership of the Association, provided that the offer or acquisition is made more than one year following the date of completion of the Conversion; (ii) shareholders shall not be permitted to cumulate their votes for elections of directors; and (iii) special meetings of the shareholders relating to changes in control or amendment of the charter may only be called by the Boards of Directors.

         Upon  consummation  of  the  Bank  Conversion,   no  person  (i.e.,  an
individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of the Holding Company's stock without the prior approval of the FRB.

         The Holding Company may provide in its certificate of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Stock Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Association. The Holding Company may provide in its certificate of incorporation for such other provisions affecting the acquisition of Holding Company stock as shall be determined by its Boards of Directors.

       XV.        AMENDMENT OR TERMINATION OF PLAN


         If necessary or desirable, the Plan may be amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Association. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Association only with the concurrence of the OTS. Any amendments to the Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required.

         The Plan may be terminated by a two-thirds vote of the Association's Board of Directors at any time prior to the Special Meeting of Members, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors of the Association may modify or terminate the Plan upon the order or with the approval of the OTS and without further approval by Members. The Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months of the date of the Special Meeting. A specific resolution approved by a majority of the Board of Directors of the Association is required in order for the Association to terminate the Plan prior to the end of such 24 month period.


      XVI.        EXPENSES OF THE CONVERSION


         The Holding Company and the Association shall use their best efforts to assure that expenses incurred by them in connection with the Conversion shall be reasonable.


     XVII.        TAX RULING


         Consummation of the Stock Conversion is expressly conditioned upon prior receipt of either a ruling of the United States Internal Revenue Service or an opinion of tax counsel with respect to federal taxation, and either a ruling of the Illinois taxation authorities or an opinion of tax counsel or other tax advisor with respect to Illinois taxation, to the effect that consummation of the Stock Conversion will not be taxable to the Holding Company or the Association.


    XVIII.        EXTENSION OF CREDIT FOR PURCHASE OF STOCK


         The Association may not knowingly loan funds or otherwise extend credit to any Person to purchase in the Conversion shares of Holding Company Conversion Stock.

                       FIRST ROBINSON SAVINGS & LOAN, F.A.
                               Robinson, Illinois

                               PLAN OF CONVERSION

                    From Mutual to Stock Form of Organization
                and From a Savings Association to a National Bank


        I.        GENERAL

         On November 12, 1996, the Board of Directors of the Association adopted this Plan of Conversion whereby the Association will convert from a federal mutual savings and loan association to a federal stock savings association and then from a federal stock savings association to a national bank. The Plan includes as part of the conversion, the concurrent formation of a holding company, to be named in the future. The Plan provides that non-transferable subscription rights to purchase Holding Company Conversion Stock will be offered first to Eligible Account Holders of record as of the Eligibility Record Date, then to the Association's Tax-Qualified Employee Plans, then to Supplemental Eligible Account Holders of record as of the Supplemental Eligibility Record Date, then to Other Members, and then to directors, officers and employees. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Direct Community Offering. The price of the Holding Company Conversion Stock will be based upon an independent appraisal of the Association and will reflect its estimated pro forma market value, as converted. It is the desire of the Board of Directors of the Association to attract new capital to the Association in order to increase its capital, support future savings growth and accommodate or facilitate future growth opportunities. The Converted Association is also expected to benefit from its management and other personnel having a stock ownership in its business, since stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating management and other personnel. No change will be made in the Board of Directors or management as a result of the Conversion.

         The conversion of the Association to the Converted Association is referred to herein as the "Stock Conversion," the conversion of the Converted Association to the National Bank is referred to herein as the "Bank Conversion" and the Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."


       II.        DEFINITIONS

         Acting in Concert: The term "acting in concert" shall have the same meaning given it in ss.574.2(c) of the Rules and Regulations of the OTS.

         Actual Subscription Price: The price per share, determined as provided in Section VII of the Plan, at which Holding Company Conversion Stock will be sold in the Subscription Offering.

         Affiliate: An "affiliate" of, or a Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

         Associate: The term "associate," when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Holding Company, the Association or a majority-owned subsidiary of the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and
(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Association or any subsidiary of the Association; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any director or officer of the Holding Company or the Association, to the extent provided in Section VI hereof.

         Association: First Robinson Savings & Loan, F.A., or such other name as the institution may adopt.

         Bank Conversion: The conversion of the Converted Association from a federally chartered stock savings association to a national bank ("National Bank").

         BIF:  Bank Insurance Fund.

         Capital Stock: Any and all authorized shares of stock of the Converted Association after the Stock Conversion.

         Conversion: Except as provided in Section III.F., the term "Conversion" means the Stock Conversion and the Bank Conversion.

         Converted   Association:   The   federally   chartered   stock  savings
institution resulting from the conversion of the Association in accordance with the Plan.

         Deposit Account: Any withdrawable or repurchasable account or deposit in excess of $50 in the Association.

         Direct Community Offering: The offering to the general public of any unsubscribed shares which may be effected as provided in Section VI hereof.

         Eligibility Record Date: The close of business on October 31, 1995.

         Eligible Account Holder: Any Person holding a Qualifying Deposit in the Association on the Eligibility Record Date.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         FRB:  The Board of Governors of the Federal Reserve System.

         Holding  Company:  A  corporation  which upon  completion  of the Stock
Conversion will own all of the outstanding common stock of the Converted Association, the name of which will be selected in the future, through the issuance and sale of the Holding Company Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan in connection with the Stock Conversion, and following the Bank Conversion, the bank holding company for the National Bank.

         Holding Company Conversion Stock: Shares of common stock, par value $.01 per share, to be issued and sold by the Holding Company as a part of the Conversion; provided, however, that for purposes of calculating Subscription Rights and maximum purchase limitations under the Plan, references to the number of shares of Holding Company Conversion Stock shall refer to the number of shares offered in the Subscription Offering.

         Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

         Maximum Subscription Price: The price per share of Holding Company Conversion Stock to be paid initially by subscribers in the Subscription Offering.

         Member: Any Person or entity that qualifies as a member of the Association pursuant to its mutual charter and bylaws.

         National Bank: The national bank resulting from the Bank Conversion.

         Non-Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan of the Association or Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under
Section 401 of the Internal Revenue Code.

         OCC: Office of the Comptroller of the Currency, Department of the Treasury.

         OCC Conversion Application: The application submitted to the OCC for approval of the Bank Conversion.

         OTS:  Office of Thrift Supervision, Department of the Treasury.

         OTS Bank Conversion Application: The application submitted to the OTS for approval of the Bank Conversion.

         OTS Conversion Application: The application submitted to the OTS on Form AC.

         Officer: An executive officer of the Association or the Holding Company, including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Order Forms: Forms to be used in the Subscription Offering to exercise Subscription Rights.

         Other Members: Members of the Association, other than Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders, as of the Voting Record Date.

         Person: An individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof, including the formation of the Holding Company.

         Plan: This Plan of Conversion, which provides for the conversion of the Association from a federally chartered mutual savings association to a federally chartered stock savings association, and the subsequent conversion of the Converted Association from a federally chartered stock savings association to a national bank, including any amendment approved as provided in this Plan.

         Public Offering: The offering for sale by the Underwriters to the general public of any shares of Holding Company Conversion Stock not subscribed for in the Subscription Offering or the Direct Community Offering.

         Public Offering Price: The price per share at which any unsubscribed shares of Holding Company Conversion Stock are initially offered for sale in the Public Offering.

         Qualifying Deposit: The aggregate balance of each Deposit Account of an Eligible Account Holder as of the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the Supplemental Eligibility Record Date.

         SAIF:  The Savings Association Insurance Fund.

         SEC:  The Securities and Exchange Commission.

         Special Meeting: The Special Meeting of Members called for the purpose of considering and voting upon the Plan of Conversion.

         Stock Conversion: The Conversion of the Association to the Converted Association.

         Subscription Offering: The offering of shares of Holding Company Conversion Stock for subscription and purchase pursuant to Section VI of the Plan.

         Subscription Rights: Non-transferable, non-negotiable, personal rights of the Association's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees to subscribe for shares of Holding Company Conversion Stock in the Subscription Offering.

         Supplemental Eligibility Record Date: The last day of the calendar quarter preceding approval of the Plan by the OTS.

         Supplemental Eligible Account Holder: Any person holding a Qualifying Deposit in the Association (other than an officer or director and their associates) on the Supplemental Eligibility Record Date.

         Tax-Qualified Employee Plans: Any defined benefit plan or defined contribution plan of the Association or Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

         Underwriters: The investment banking firm or firms agreeing to purchase Holding Company Conversion Stock in order to offer and sell such Holding Company Conversion Stock in the Public Offering.

         Voting Record Date: The date set by the Board of Directors in accordance with federal regulations for determining Members eligible to vote at the Special Meeting.


      III.     STEPS PRIOR TO SUBMISSION OF THE PLAN TO THE MEMBERS FOR APPROVAL


         Prior to submission of the Plan to its Members for approval, the Association must receive approval from the OTS for consummation of the Stock Conversion. The following steps must be taken prior to such regulatory approval:

            A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

            B. The Association shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Association maintains an office.

            C. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Association.

            D. The Association will promptly cause an OTS Conversion Application, OTS Bank Conversion Application and an OTS Holding Company Application on Form H-(e)1-S to be prepared and filed with the OTS; an FRB Holding Company Application on Form Y-3 to be prepared and filed with the FRB; an OCC Conversion Application to be prepared and filed with the OCC; and a Registration Statement on Form S-1 to be prepared and filed with the SEC..

            E. Upon filing of the OTS Conversion Application, the Association shall notify its Members that it has filed the OTS Conversion Application by posting notice in each of its offices and by publishing notice in a newspaper having general circulation in each community in which the Association maintains an office.

            F. The Board of Directors of the Association, by majority vote, may, at any time, and notwithstanding any language in this Plan to the contrary elect not to proceed with the Bank Conversion, in which event the FRB Holding Company Application, the OCC Conversion Application and the OTS Bank Conversion Application may be withdrawn or abandoned. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be disregarded.


       IV.        CONVERSION PROCEDURE


         Upon receipt of all regulatory approvals required for consummation of the Stock Conversion, the Association shall convene the Special Meeting scheduled in accordance with the Association's Bylaws to vote on the Plan. Promptly after receipt of OTS approval of the OTS Conversion Application and at least 20 days but not more than 45 days prior to the Special Meeting, the Association will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Association's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Section VI below. The Association will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Members for the Special Meeting.

         Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy.

         By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Association of the Federal Stock Charter and Bylaws in the forms attached as Exhibits A and B to this Plan and (ii) the subsequent Bank Conversion and the adoption by the Converted Association of the national bank articles of association and bylaws in the forms attached as

Exhibits C and D to this Plan. Failure to pursue or receive regulatory approval for the Bank Conversion shall have no effect on the vote with respect to the Stock Conversion.

         The Holding Company Conversion Stock will be offered for sale in the Subscription Offering at the Maximum Subscription Price to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees of the Association, prior to or within 45 days after the date of the Special Meeting. The Association may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Holding Company Conversion Stock to and accept subscriptions from other Persons in a Direct Community Offering; provided that the Association's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees shall have the priority rights to subscribe for Holding Company Conversion Stock set forth in Section VI of this Plan. However, the Holding Company and the Association may delay commencing the Subscription Offering beyond such 45 day period in the event there exist unforeseen material adverse market or financial conditions. If the Subscription Offering commences prior to the Special Meeting, subscriptions will be accepted subject to the approval of the Plan at the Special Meeting.

         The period for the Subscription Offering and Direct Community Offering will be not less than 20 days nor more than 45 days unless extended by the
Association. Upon completion of the Subscription Offering and the Direct Community Offering, if any, any unsubscribed shares of Holding Company Conversion Stock will, if feasible, be sold to the Underwriters for resale to the general public in the Public Offering. If for any reason the Public Offering of all shares not sold in the Subscription Offering and Direct Community Offering cannot be effected, the Holding Company and the Association will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Holding Company Conversion Stock not sold in the Subscription Offering and Direct Community Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45 day period by the Holding Company and the Association with the approval of the OTS. The Holding Company and the Association may jointly seek one or more extensions of such 45 day period if necessary to complete the sale of all shares of Holding Company Conversion Stock. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Holding Company Conversion Stock is required within 24 months after the date of the Special Meeting.

         V.       CONSUMMATION OF CONVERSION


         A.       Consummation of the Stock Conversion.

                  The date of consummation of the Stock Conversion will be the effective date of the amendment of the Association's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the sale of the Holding Company Conversion Stock. After receipt of all orders for Holding Company Conversion Stock, and concurrently with the execution thereof, the amendment of the Association's federal mutual charter and bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings association will be declared effective by the OTS, the amended bylaws approved by the Members will become effective, and the Association will thereby be and become the Converted Association. At such time, the Holding Company Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Association will become a wholly owned subsidiary of the Holding Company. The Converted Association will issue to the Holding Company 100% of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Association in the Stock Conversion, and the Holding Company will make payment to the Converted Association of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Holding Company Conversion Stock under the Plan as is necessary to increase the Converted Association's tangible capital to at least 10% of its adjusted total assets, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.


         B.       Consummation of the Bank Conversion.

                  The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the FRB, the OCC and the OTS to complete the conversion of the Converted Association to a national bank, including without limitation, the approval of the Bank Conversion by the Holding Company, as the sole shareholder of the Converted Association, whereupon the Converted
         Association will thereby be and become the National Bank. The Bank Conversion shall be consummated as soon as reasonably practicable following the consummation of the Stock Conversion as described in
         Section VI herein.


       VI.        STOCK OFFERING


         A.       Total Number of Shares and Purchase Price of Conversion Stock

         The total number of shares of Holding Company Conversion Stock to be issued and sold in the Conversion will be determined by the Boards of Directors of the Association and the Holding Company prior to the commencement of the Subscription Offering, subject to adjustment if necessitated by market or financial conditions prior to consummation of the Conversion. The total number of shares of Holding Company Conversion Stock shall also be subject to increase in connection with any oversubscriptions in the Subscription Offering or Direct Community Offering.
                                       8

         The aggregate price for which all shares of Holding Company Conversion Stock will be sold will be based on an independent appraisal of the estimated total pro forma market value of the Holding Company and the Converted Association. Such appraisal shall be performed in accordance with OTS guidelines and will be updated as appropriate under or required by applicable regulations.

         The appraisal will be made by an independent investment banking or financial consulting firm experienced in the area of thrift institution appraisals. The appraisal will include, among other things, an analysis of the historical and pro forma operating results and net worth of the Converted Association in accordance with applicable regulations.

         Based upon the independent appraisal, the Board of Directors of the Holding Company and the Association will jointly fix the Maximum Subscription Price.

         If, following completion of the Subscription Offering and Direct Community Offering, a Public Offering is effected, the Actual Subscription Price for each share of Holding Company Conversion Stock will be the same as the Public Offering Price at which unsubscribed shares of Holding Company Conversion Stock are initially offered for sale by the Underwriters in the Public Offering. The Public Offering Price will be a price negotiated by the Holding Company and the Association with the Underwriters, not in excess of the Maximum Subscription Price. The price paid by the Underwriters for each unsubscribed share will be the Public Offering Price less a negotiated underwriting discount.

         If, upon completion of the Subscription Offering and Direct Community Offering, all of the Holding Company Conversion Stock is subscribed for or only a limited number of shares remain unsubscribed for, or if a Public Offering otherwise cannot be effected, the Actual Subscription Price for each share of Holding Company Conversion Stock will be determined by dividing the estimated appraised aggregate pro forma market value of the Holding Company and the Converted Association, based on the independent appraisal as updated upon completion of the Subscription Offering or other sale of all of the Holding Company Conversion Stock, by the total number of shares of Holding Company Conversion Stock to be issued and sold by the Holding Company upon Conversion. Such appraisal will then be expressed in terms of a specific aggregate dollar amount rather than as a range.

         B.       Subscription Rights

         Non-transferable Subscription Rights to purchase shares will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and directors, Officers and employees of the Association as set forth below.

                  1.       Preference Category No. 1:  Eligible Account Holders

                  Each Eligible Account Holder shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock in an amount equal to the greater of $65,000 of Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers), one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in the converting Association in each case on the Eligibility Record Date. If sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase, to the extent possible, 100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

                  Non-transferable Subscription Rights to purchase Holding Company Conversion Stock received by directors and Officers of the Association and their Associates, based on their increased deposits in the Association in the one year period preceding the Eligibility Record Date, shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights of Eligible Account Holders.

                  2.    Preference Category No. 2:  Tax-Qualified Employee Plans

                  Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable Subscription Rights to purchase up to 10% of the shares of Holding Company Conversion Stock, provided that singly or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of the Holding Company Conversion Stock. Subscription Rights received pursuant to this Category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any other provision of this Plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority Subscription Right to the extent that the total number of shares of Holding Company Conversion Stock sold in the Conversion exceeds the maximum of the appraisal range as set forth in the subscription prospectus.

                  3. Preference Category No. 3: Supplemental Eligible Account Holders

                  Each Supplemental Eligible Account Holder shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock in an amount equal to the greater of $65,000 of Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers), or one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in the converting Association in each case on the Supplemental Eligibility Record Date.

                  Subscription Rights received pursuant to this category shall be subordinated to all Subscription Rights received by Eligible Account Holders and Tax-Qualified Employee Plans pursuant to Category Nos. 1 and 2 above.

                  Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such person pursuant to this Category.

                  In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder to purchase, to the extent possible, a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

                  4.       Preference Category No. 4:  Other Members

                  Each Other Member shall receive non-transferable Subscription Rights to subscribe for shares of Holding Company Conversion Stock remaining after satisfying the subscriptions provided for under Category Nos. 1 through 3 above, subject to the following conditions:

                           a. Each Other  Member  shall be entitled to subscribe
                  for an amount of shares equal to the greater of $65,000 of Holding Company Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers) or one-tenth of one percent (.10%) of the total offering of shares of common stock in the Conversion, to the extent that Holding Company Conversion Stock is available.

                           b. In the  event of an  oversubscription  for  shares
                  under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be determined based on the Association's mutual charter and bylaws in effect on the date of approval by members of this Plan of Conversion.

                  5. Preference Category No. 5: Directors, Officers and Employees

                  Each director, Officer and employee of the Association as of the date of the commencement of the Subscription Offering shall be entitled to receive non-transferable Subscription Rights to purchase shares of the Holding Company Conversion Stock to the extent that shares are available after satisfying subscriptions under Category Nos. 1 through 4 above. The shares which may be purchased under this Category are subject to the following conditions:

                           a. The total  number of shares which may be purchased
                  under this Category may not exceed 24% of the number of shares of Holding Company Conversion Stock.

                           b. The maximum amount of shares which may be purchased under this Category by any Person is $65,000 of Holding Company Conversion Stock offered in the Conversion (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers) of Conversion Stock. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated pro rata among all subscribers in this Category.

         C.       Direct Community Offering and Public Offering

                  1.  Any  shares  of  Holding  Company   Conversion  Stock  not
         subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares directly to the general public. The Direct Community Offering, if any, shall be for a period of not less than 20 days nor more than 45 days unless extended by the Holding Company and the Association, and shall commence concurrently with, during or promptly after the Subscription Offering. The purchase price per share to the general public in a Direct Community Offering shall be the same as the Actual Subscription Price. The Holding Company and the Association may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Direct Community Offering. The Holding Company and the Association may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Direct Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Holding Company Conversion Stock will be offered and sold in the Direct Community Offering, in accordance with OTS regulations, so as to achieve the widest distribution of the Holding Company Conversion Stock. No person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase more than $65,000 of Holding Company Conversion Stock offered in the Direct Community Offering (exclusive of any additional shares offered pursuant to an increase in the appraisal range not requiring a resolicitation of subscribers). The Holding Company and the Association may limit total subscriptions under this Section VI.C.1 so as to assure that the number of shares available for the Public Offering may be up to a specified percentage of the number of shares of Holding Company Conversion Stock. Finally, the Holding Company and the Association may reserve shares offered in the Community Offering for sales to institutional investors.

                  In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to cover any reservation of shares for a public offering or institutional orders, next to cover orders of natural persons residing in Crawford County, Illinois, then to cover the orders of any other person subscribing for shares in the Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

                  The Holding Company and the Association, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section VI.C.

                  2. Any shares of Holding Company Conversion Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, shall then be sold to the Underwriters for resale to the general public at the Public Offering Price in the Public Offering. It is expected that the Public Offering, if any, will commence as soon as practicable after termination of the Subscription Offering and the Direct Community Offering. The Public Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided in Section IV hereof. The Public Offering Price and the underwriting discount shall be determined as provided in
         Section VI.A hereof and set forth in the underwriting agreement between the Holding Company and the Association and the Underwriters. Such underwriting agreement shall be filed with the OTS and the SEC.

                  3. If for any reason a Public Offering of unsubscribed shares of Holding Company Conversion Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Direct Community Offering, if any, the Board of Directors of the Holding Company and the Association will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws.

         D. Additional Limitations Upon Purchases of Shares of Holding Company Conversion Stock

         The following additional limitations shall be imposed on all purchases of Holding Company Conversion Stock in the Conversion:

                  1. No Person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase in the Conversion a number of shares of Holding Company Conversion Stock which exceeds $100,000 of Holding Company Conversion Stock offered in the Conversion based on the appraisal range contained in the
         Association's subscription prospectus (exclusive of any additional shares that may be offered pursuant to an increase in such appraisal range not requiring a resolicitation of subscribers). For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

                  2. Directors and Officers and their Associates may not purchase in all categories in the Conversion an aggregate of more than 34% of the Holding Company Conversion Stock. For purposes of this paragraph, an Associate of a Person does not include any Tax-Qualified Employee Plan. Moreover, any shares attributable to the Officers and directors and their Associates, but held by one or more Tax-Qualified Employee Plans shall not be included in calculating the number of shares which may be purchased under the limitation in this paragraph.

                  3. The minimum number of shares of Holding Company Conversion Stock that may be purchased by any Person in the Conversion is 25 shares, provided sufficient shares are available.

                  4. The  Board of  Directors  of the  Holding  Company  and the
         Association may, in their sole discretion, increase the maximum purchase limitation referred to in subparagraph 1. herein up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription Offering. Requests to purchase additional shares of Holding Company Conversion Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth in this Section VI.

         Depending upon market and financial conditions, the Board of Directors of the Holding Company and the Association, with the approval of the OTS and without further approval of the Members, may increase or decrease any of the above purchase limitations.

         For purposes of this Section VI, the directors of the Association shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

         Each Person purchasing the Holding Company Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations.

         E. Restrictions and Other Characteristics of Holding Company Conversion Stock Being Sold

                  1. Transferability. Holding Company Conversion Stock purchased by Persons other than directors and Officers of the Holding Company or the Association will be transferable without restriction. Shares purchased by directors or Officers shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition of such shares (i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change of control of the Holding Company or the Association or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Association's or the Holding Company's equity securities are subject to the prior approval of the OTS.

                  The certificates representing shares of Conversion Stock issued to directors and Officers shall bear a legend giving appropriate notice of the one year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of common stock of the Association subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Association directors and Officers as may be then applicable to such restricted stock.

                  No director or Officer of the Holding Company or the Association, or Associate of such a director or Officer, shall purchase any outstanding shares of capital stock of the Holding Company for a period of three years following the Conversion without the prior written approval of the OTS, except through a broker or dealer registered with the SEC or in a "negotiated transaction" involving more than one percent of the then-outstanding shares of common stock of the Holding Company. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any Person acting on its behalf and the purchaser or his investment representative. The term
         "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

                  2. Repurchase and Dividend Rights. For a period of three years following Conversion, the Converted Association shall not repurchase any shares of its capital stock, except in the case of an offer to repurchase on a pro rata basis made to all holders of capital stock of the Converted Association. Any such offer shall be subject to the prior approval of the OTS. A repurchase of qualifying shares of a director shall not be deemed to be a repurchase for purposes of this Section VI.E.2.

                  Present regulations also provide that the Converted Association may not declare or pay a cash dividend on or repurchase any of its stock (i) if the result thereof would be to reduce the regulatory capital of the Converted Association below the amount required for the liquidation account to be established pursuant to
         Section XII hereof,  and (ii) except in compliance with requirements of
         Section 563.134 of the Rules and Regulations of the OTS.

                  The above limitations are subject to Section 563b.3 (g)(3) of the Rules and Regulations of the OTS, which generally provides that the Converted Association may repurchase its capital stock provided (i) no repurchases occur within one year following conversion, (ii) repurchases during the second and third year after conversion are part of an open market stock repurchase program that does not allow for a repurchase of more than 5% of the Converted Association's outstanding capital stock during a twelve-month period without OTS approval, (iii) the repurchases do not cause the Association to become undercapitalized, and (iv) the Converted Association provides notice to the OTS at least 10 days prior to the commencement of a repurchase program and the OTS does not object. In addition, the above limitations shall not preclude payments of dividends or repurchases of capital stock by the Converted Association in the event applicable federal regulatory limitations are liberalized subsequent to OTS approval of the Plan. Such restrictions and limitations shall not apply following consummation of the Bank Conversion, unless the OTS approval of the Bank Conversion otherwise requires.

                  3. Voting Rights. After the Conversion, holders of deposit accounts will not have voting rights in the Converted Association or the Holding Company. Exclusive voting rights as to the Association will be vested with the Holding Company, as the sole stockholder of the Association; voting rights as to the Holding Company will be held exclusively by its stockholders.

         F.       Exercise of Subscription Rights; Order Forms

                  1. If the Subscription Offering occurs concurrently with the solicitation of proxies for the Special Meeting, the subscription prospectus and Order Form may be sent to each Eligible Account Holder, Tax-Qualified Employee Plan, Supplemental Eligible Account Holder,
         Other Member, and director, Officer and employee at their last known address as shown on the records of the Association. However, the Association may, and if the Subscription Offering commences after the Special Meeting the Association shall, furnish a subscription prospectus and Order Form only to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees who have returned to the Association by a specified date prior to the commencement of the Subscription Offering a post card or other written communication requesting a subscription prospectus and Order Form. In such event, the Association shall provide a postage-paid post card for this purpose and make appropriate disclosure in its proxy statement for the solicitation of proxies to be voted at the Special Meeting and/or letter sent in lieu of the proxy statement to those Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders who are not Members on the Voting Record Date.

                  2. Each Order Form will be preceded or accompanied by a subscription prospectus describing the Converted Association and the shares of Holding Company Conversion Stock being offered for subscription and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Holding Company Conversion Stock.

                  3. The Order Forms (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following:

                       (i) A clear and intelligible explanation of the Subscription Rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and directors, Officers and employees;

                       (ii) A  specified  expiration  date by which  Order Forms
                  must be returned to and actually received by the Association or its representative for purposes of exercising Subscription Rights, which date will be not less than 20 days after the Order Forms are mailed by the Association;

                       (iii) The Maximum  Subscription Price to be paid for each
                  share subscribed for when the Order Form is returned;

                       (iv) A statement  that 25 shares is the minimum number of
                  shares of Conversion Stock that may be subscribed for under the Plan;

                       (v) A specifically  designated blank space for indicating
                  the number of shares being subscribed for;

                       (vi) A set of detailed instructions as to how to complete
                  the Order Form including a statement as to the available alternative methods of payment for the shares being subscribed for;

                       (vii) Specifically designated blank spaces for dating and
                  signing the Order Form;

                       (viii)  An   acknowledgement   that  the  subscriber  has
                  received the subscription prospectus;

                       (ix) A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the Subscription Rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Holding Company and the Association, and that the Subscription Rights may be exercised only by delivering the Order Form, properly completed and executed, to the Association or its representative by the expiration date, together with required payment of the Maximum Subscription Price for all shares of Holding Company Conversion Stock subscribed for;

                       (x) A statement that the Subscription Rights are non-transferable and that all shares of Holding Company Conversion Stock subscribed for upon exercise of Subscription Rights must be purchased on behalf of the Person exercising the Subscription Rights for his own account; and

                       (xi) A statement  that,  after receipt by the Association
                  or its representative, a subscription may not be modified, withdrawn or canceled without the consent of the Association.

         G.       Method of Payment

         Payment for all shares of Holding Company Conversion Stock subscribed for, computed on the basis of the Maximum Subscription Price, must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check, or, if the subscriber has a Deposit Account in the Association (including a certificate of deposit), the subscriber may authorize the Association to charge the subscriber's account.

         If a subscriber authorizes the Association to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Holding Company Conversion Stock has been sold or the Plan is terminated, whichever is earlier. The Association will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties with the exception of prepaid interest in the form of promotional gifts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the rate paid on the certificate will continue until the certificate reaches maturity. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Holding Company Conversion Stock under the Plan. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Stock Conversion. Payments made in cash, by check or money order will be placed by the Association in an escrow or other account established specifically for this purpose.

         In the event of an unfilled amount of any subscription order, the Converted Association will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Stock Conversion, including any difference between the Maximum Subscription Price and the Actual Subscription Price (unless subscribers are afforded the right to apply such difference to the purchase of additional whole shares). If for any reason the Stock Conversion is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Association.

         If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares subscribed for at the time they subscribe, but may pay for such shares of Holding Company Conversion Stock subscribed for upon consummation of the Stock Conversion. In the event that, after the completion of the Subscription Offering, the amount of shares to be issued is increased above the maximum of the appraisal range included in the prospectus, the Tax Qualified and Non-Tax Qualified Employee Plans shall be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the appraisal range provided that such subscriptions shall continue to be subject to applicable purchase limits and stock allocation procedures.

         H. Undelivered, Defective or Late Order Forms; Insufficient Payment

         The Boards of Directors of the Holding Company and the Association shall have the absolute right, in their sole discretion, to reject any Order Form, including but not limited to, any Order Forms which (i) are not delivered or are returned by the United States Postal Service (or the addressee cannot be located); (ii) are not received back by the Association or its representative, or are received after the termination date specified thereon; (iii) are defectively completed or executed; (iv) are not accompanied by the total required payment for the shares of Holding Company Conversion Stock subscribed for (including cases in which the subscribers' Deposit Accounts or certificate accounts are insufficient to cover the authorized withdrawal for the required payment); or (v) are submitted by or on behalf of a Person whose representations the Boards of Directors of the Holding Company and the Association believe to be false or who they otherwise believe, either alone or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan. In such event, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such Person failed to return the completed Order Form within the time period specified therein. The Association may, but will not be required to, waive any irregularity relating to any Order Form or require submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Association may specify. The interpretations of the Holding Company and the Association of the terms and conditions of this Plan and of the proper completion of the Order Form will be final, subject to the authority of the OTS.

         I.       Member in Non-Qualified States or in Foreign Countries

         The Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Holding Company Conversion Stock pursuant to the Plan reside. However, no shares will be offered or sold under the Plan of Conversion to any such Person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of Persons otherwise eligible to subscribe for shares under the Plan reside or as to which the Holding Company and the Association determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Holding Company and the Association or any of its officers, directors or employees register, under the securities laws of such state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of Subscription Rights to any such Person.

       VI.        FEDERAL STOCK CHARTER AND BYLAWS


         A. As part of the Conversion, the Association will take all appropriate steps to amend its charter to read in the form of federal stock savings institution charter as prescribed by the OTS. A copy of the proposed stock charter is available upon request. By their approval of the Plan, the Members of the Association will thereby approve and adopt such charter.

         B. The Association will also take appropriate steps to amend its bylaws to read in the form prescribed by the OTS for a federal stock savings institution. A copy of the proposed federal stock bylaws is available upon request.

         C. The effective date of the adoption of the Association's federal stock charter and bylaws shall be the date of the issuance and sale of the Holding Company Conversion Stock as specified by the OTS.

         D. As part of the Bank Conversion, a national bank articles of association and bylaws will be adopted to allow the National Bank to operate as a national bank. By approving the Plan, the Members of the Association will thereby approve such articles of association and bylaws. Prior to completion of the Bank Conversion, the articles of association and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under
Section XIV below. The effective date of the articles of association and bylaws of the National Bank shall be the date of the consummation of the Bank Conversion.


      VII.        HOLDING COMPANY CERTIFICATE OF INCORPORATION

         A copy of the proposed certificate of incorporation of the Holding Company will be made available from the Association upon request.


     VIII.        DIRECTORS OF THE CONVERTED ASSOCIATION AND THE NATIONAL BANK

         Each Person serving as a member of the Board of Directors of the Association at the time of the Stock Conversion will thereupon become a director of the Converted Association. If the Bank Conversion is consummated, each person serving as a member of the Board of Directors of the Converted Association at the time of the Bank Conversion will become a director of the National Bank.

       IX.    STOCK OPTION AND INCENTIVE PLAN AND RECOGNITION AND RETENTION PLAN

         In order to provide an incentive for directors, Officers and employees of the Holding Company and its subsidiaries (including the Converted Association), the Boards of Director of the Holding Company intends to adopt, subject to shareholder approval, a stock option and incentive plan and a recognition and retention plan as soon as permitted by applicable regulation.


        X.        CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE PLANS

         The Converted Association and the Holding Company may in their discretion make scheduled contributions to any Tax-Qualified Employee Plans, provided that any such contributions which are for the acquisition of Holding Company Conversion Stock, or the repayment of debt incurred for such an acquisition, do not cause the Converted Association to fail to meet its regulatory capital requirements.

       XI.        SECURITIES REGISTRATION AND MARKET MAKING

         Promptly following the Stock Conversion, the Holding Company will register its stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Holding Company will undertake not to deregister such stock, without the approval of the OTS, for a period of three years thereafter.

         If the Bank Conversion is consummated, the National Bank will become subject to the sole jurisdiction of the OCC, and the Holding Company, which will undertake not to deregister its stock, without the approval of the OCC for a period of three years after the Stock Conversion, to the sole jurisdiction of the FRB.

      XII.        STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION

         Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or Accounts in the Converted Association, equal in amount to the withdrawable value of such account holder's Deposit Account or Accounts prior to the Stock Conversion. Each Person holding a Savings Account at the Converted Association as of immediately prior to consummation of the Bank Conversion as set forth in Section V.B. herein shall receive, without payment, a withdrawable Savings Account or Savings Accounts in the National Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All Deposit Accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage, and shall be subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Association at the time of the Conversion. All loans shall retain the same status after Conversion as these loans had prior to Conversion.

     XIII.        LIQUIDATION ACCOUNT

         For purposes of granting to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts at the Converted Association a priority in the event of a complete liquidation of the Converted Association, the Converted Association will, at the time of Conversion, establish a liquidation account in an amount equal to the net worth of the Association as shown on its latest statement of financial condition contained in the final prospectus used in connection with the Conversion. The creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the regulatory capital accounts of the Converted Association; provided, however, that such regulatory capital accounts will not be voluntarily reduced below the required dollar amount of the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to the Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount balance").

         The initial subaccount balance of a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the Qualifying Deposit in the Deposit Account on the Eligibility Record Date or the Supplemental Eligibility Record Date and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders on such record dates in the Association. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

         If the deposit balance in any Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the record date is less than the lesser of (i) the deposit balance in such Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Deposit Account on the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance shall be reduced in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Deposit Account. If all funds in such Deposit Account are withdrawn, the related subaccount balance shall be reduced to zero.

         In the event of a complete liquidation of the Association (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted subaccount balances for Deposit Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Deposit Accounts and other liabilities, or similar transactions with another institution the accounts of which are insured by the SAIF, shall be considered to be a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

         The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Association for purposes of the distribution of the liquidation account. Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Converted Association in connection therewith, shall be assumed by the National Bank.

         The liquidation account shall be maintained by the National Bank, under the same rules and conditions applicable to the Converted Association, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Deposit Account in the National Bank.


      XIV. RESTRICTIONS ON ACQUISITION OF CONVERTED ASSOCIATION, THE NATIONAL BANK, OR THE HOLDING COMPANY

         Regulations of the OTS limit acquisitions, and offers to acquire, direct or indirect beneficial ownership of more than 10% of any class of an equity security of the Converted Association or the Holding Company. In addition, consistent with the regulations of the OTS, the charter of the Converted Association shall provide that for a period of five years following completion of the Conversion: (i) no Person (i.e., no individual, group acting in concert, corporation, partnership, association, joint stock company, trust, or unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution) shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of the Association's equity securities. Shares beneficially owned in violation of this charter provision shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the shareholders for a vote. This limitation shall not apply to any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Association by a corporation whose ownership is or will be substantially the same as the ownership of the Association, provided that the offer or acquisition is made more than one year following the date of completion of the Conversion; (ii) shareholders shall not be permitted to cumulate their votes for elections of directors; and (iii) special meetings of the shareholders relating to changes in control or amendment of the charter may only be called by the Boards of Directors.

         Upon  consummation  of  the  Bank  Conversion,   no  person  (i.e.,  an
individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of the Holding Company's stock without the prior approval of the FRB.

         The Holding Company may provide in its certificate of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Stock Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Association. The Holding Company may provide in its certificate of incorporation for such other provisions affecting the acquisition of Holding Company stock as shall be determined by its Boards of Directors.

       XV.        AMENDMENT OR TERMINATION OF PLAN

         If necessary or desirable, the Plan may be amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Association. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Association only with the concurrence of the OTS. Any amendments to the Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required.

         The Plan may be terminated by a two-thirds vote of the Association's Board of Directors at any time prior to the Special Meeting of Members, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors of the Association may modify or terminate the Plan upon the order or with the approval of the OTS and without further approval by Members. The Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months of the date of the Special Meeting. A specific resolution approved by a majority of the Board of Directors of the Association is required in order for the Association to terminate the Plan prior to the end of such 24 month period.

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      XVI.        EXPENSES OF THE CONVERSION

         The Holding Company and the Association shall use their best efforts to assure that expenses incurred by them in connection with the Conversion shall be reasonable.


     XVII.        TAX RULING

         Consummation of the Stock Conversion is expressly conditioned upon prior receipt of either a ruling of the United States Internal Revenue Service or an opinion of tax counsel with respect to federal taxation, and either a ruling of the Illinois taxation authorities or an opinion of tax counsel or other tax advisor with respect to Illinois taxation, to the effect that consummation of the Stock Conversion will not be taxable to the Holding Company or the Association.


    XVIII.        EXTENSION OF CREDIT FOR PURCHASE OF STOCK

         The Association may not knowingly loan funds or otherwise extend credit to any Person to purchase in the Conversion shares of Holding Company Conversion Stock.


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